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                                                                   EXHIBIT 2.06


                               EXCHANGE AGREEMENT

        This EXCHANGE AGREEMENT (this "Agreement") is entered into as of January 14, 2000, by and among Flextronics International Ltd., a company organized under the laws of Singapore ("Acquiror"), Palo Alto Products International Pte Ltd, a company organized under the laws of Singapore ("PAPI") and the shareholders of PAPI, Palo Alto Manufacturing (Thailand) Ltd., a Subsidiary of PAPI ("PAMT") and Palo Alto Plastic (Thailand) Ltd., a Subsidiary of PAPI ("PAPT") listed on Exhibit A hereto that are party to this Agreement (the "Shareholders").

                                 R E C I T A L S

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquiror will acquire all of the outstanding shares of capital stock of PAPI from the Shareholders that own capital stock of PAPI, and will acquire all of the outstanding shares of capital stock of PAMT and PAPT that are not held by PAPI from the Shareholders that own capital stock of PAMT and PAPT, respectively, in each case pursuant to the terms and conditions set forth herein, in exchange for Acquiror's Ordinary Shares (as defined below).

        B. The foregoing transactions are intended to be accounted for as a "pooling of interests" for accounting purposes.

        C. Concurrently with the execution of this Agreement, the Shareholders and Acquiror are entering into the Registration Rights Agreement, dated the date hereof, in the form of Exhibit 11.5 (the "Registration Rights Agreement").

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                             1. CERTAIN DEFINITIONS

        1.1 "Acquiror Ordinary Shares" means the Ordinary Shares, S$0.01 par value of Acquiror.

        1.2 "Additional Acquiror Ordinary Shares" means any Acquiror Ordinary Shares issued as a result of, or issued upon the conversion or exercise of any security issued as a result of, any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, or similar events made with respect to Acquiror Ordinary Shares from the Closing Date until the Final Release Date.

        1.3 "Charter Documents" of an entity means the Articles of Association and By-Laws or Memorandum of Association of such entity or any equivalent corporate documents.


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        1.4 "Claim" means a claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement.

        1.5 "Closing" means the closing of the Exchange pursuant to Section 7.

        1.6 "Closing Date" has the meaning set forth in Section 7.1.

        1.7 "Estimated Claim Amount" means the sum of the values of (i) all Damages with respect to any all uncontested Claims, plus (ii) all Damages with respect to any contested Claims that have been resolved in favor of the Acquiror as of the Final Release Date, plus (iii) Acquiror's reasonable good faith estimate of the Damages claimed under any contested Claim unresolved as of the Final Release Date, in each case for which the Shareholders have not indemnified Acquiror in cash as of the Final Release Date and as to which the Acquiror has elected to proceed under Section 12.1.

        1.8 "Exchange" means, collectively, the exchange of all of the outstanding PAPI Shares, and the exchange of all of the outstanding shares of capital stock of PAMT and PAPT that are not held by PAPI, for the Acquiror Ordinary Shares contemplated by Section 2 below.

        1.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        1.10 "Exchange Number" means the quotient obtained by dividing 3,618,374 by the PAPI Fully Diluted Number.

        1.11 "Final Release Date" means the date 365 days after the Closing
Date.

        1.12 "Hold-Back Shares" means the PAPI Hold-Back Shares and the PAMT/PAPT Hold-Back Shares, collectively, each as defined in Section 2.5.

        1.13 "Material Adverse Effect" with respect to an entity means any circumstance, change in, or effect on such entity or any of its Subsidiaries that, individually or in the aggregate with any other circumstances, changes in, or effects on such entity or any of its Subsidiaries, (i) is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, properties, results of operations or prospects of such entity and its Subsidiaries, taken as a whole, or (ii) could adversely affect the ability of such entity to perform its obligations hereunder or consummate the transactions contemplated hereby.

        1.14 "PAPI's Knowledge" means the actual knowledge after reasonable inquiry of PAPI and each of its officers.

        1.15 "SEC" means the U.S. Securities and Exchange Commission.

        1.16 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



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        1.17 "Singapore GAAP" means generally accepted accounting principles of the Republic of Singapore.

        1.18 "Subsidiary" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by such entity.

        1.19 "PAPI Fully Diluted Number" means that number that is equal to the sum of: (a) the total number of PAPI Shares that are issued and outstanding immediately prior to the Closing; plus (b) the total number of PAPI Shares that are issuable by PAPI upon the exercise of all PAPI options or convertible securities that are issued and outstanding immediately prior to the Closing and, in the case of PAPI options, that are vested or exercisable immediately prior to the Closing or that will become exercisable or vested as a result of the Closing.

        1.20 "PAMT Shares" means shares of the capital stock (of any class or series) of PAMT.

        1.21 "PAPI Shares" means shares of the capital stock (of any class or series) of PAPI.

        1.21 "PAPT Shares" means shares of the capital stock (of any class or series) of PAPT.

        1.22 "U.S. GAAP" means generally accepted accounting principles of the United States of America.

        1.23 In this Agreement, references to "$" are to United States of America currency and references to "S$" are to Singapore currency.


                                 2. THE EXCHANGE

        2.1 Exchange of Shares.

            2.1.1 Exchange of PAPI Shares. Subject to the terms and conditions of this Agreement, at the Closing, each Shareholder that holds PAPI Shares shall transfer all of his, her or its PAPI Shares to Acquiror, and in exchange for each such PAPI Share, Acquiror shall issue to each such Shareholder that number of Acquiror Ordinary Shares equal to 90% of the Exchange Number, subject to the provisions of Section 2.2 regarding the elimination of fractional shares.

            2.1.2 Exchange of PAPT and PAMT Shares. Subject to the terms and conditions of this Agreement, at the Closing, each Shareholder that holds PAPT Shares or PAMT Shares shall transfer all of his, her or its PAPT Shares and PAMT Shares to Acquiror (or, if so designated by Acquiror, to PAPI or to such other person or entity as may be designated by Acquiror), and in exchange for each such PAPT Share and PAMT Share, Acquiror shall issue to each such Shareholder that number of Acquiror Ordinary Shares equal to 90% of the quotient of (A) the U.S. dollar amount set forth on Exhibit A with respect to such Shareholder plus accrued interest thereon from December 31, 1999 at a rate of 8% per annum, compounded annually, to



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(but excluding) the Closing Date, divided by (B) $44.21875, subject to the provisions of Section 2.2 regarding the elimination of fractional shares.

           2.2 Fractional Shares. No fractional Acquiror Ordinary Shares will be issued in connection with the Exchange, but in lieu thereof, if any Shareholder would otherwise be entitled to receive a fraction of an Acquiror Ordinary Share, he will receive from Acquiror, promptly after the Closing or the Final Release Date (as the case may be), an amount of cash equal to the per share market value of Acquiror Ordinary Shares (based on the Closing Price, as defined in Section 2.5.1) multiplied by the fraction of an Acquiror Ordinary Share to which the Shareholders would otherwise be entitled.

           2.3 Pooling of Interests. The parties intend that the Exchange be treated as a "pooling of interests" for accounting purposes.

           2.4 Full Satisfaction. All Acquiror Ordinary Shares and cash in lieu of fractional shares delivered upon the surrender of PAPI Shares, PAMT Shares or PAPT Shares in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such PAPI Shares, PAMT Shares or PAPT Shares, as the case may be.

           2.5 Hold-Back.

               2.5.1 Hold-Back With Respect to PAPI Shares. On the Final Release Date (or such later date as determined pursuant to Section 12) Acquiror will issue to each person that was a PAPI Shareholder that number of Acquiror Ordinary Shares equal to the product of (a) the number of PAPI Shares transferred to the Acquiror at the Closing, by such PAPI Shareholder pursuant to
Section 2.1.1, multiplied by (b) 10% of the Exchange Number (the "PAPI Hold-Back Shares"), reduced, as provided in Section 12.1, by such PAPI Shareholder's pro rata portion (based on the number of Acquiror Ordinary Shares delivered to such Shareholder at the Closing as a percentage of all of the Acquiror Ordinary Shares delivered to all of the Shareholders at the Closing) of the quotient of
(i) the Estimated Claim Amount divided by (ii) the closing price of the Acquiror Ordinary Shares as quoted on The Nasdaq National Market on the Closing Date (the "Closing Price")) rounded down to the nearest whole number of shares (the "PAPI Final Release Shares"). The PAPI Hold-Back Shares will not be represented by certificates and will remain unissued Acquiror Ordinary Shares until the Final Release Date (or such other time as determined in Section 12).

               2.5.2 Hold-Back With Respect to PAMT Shares and PAPT Shares. On the Final Release Date (or such later date as determined pursuant to Section 12) Acquiror will issue to each Shareholder that was a PAMT Shareholder (or a PAPT Shareholder) that number of Acquiror Ordinary Shares equal to 10% of the result of (a) the U.S. dollar amount set forth on Exhibit A with respect to such Shareholder plus accrued interest thereon at a rate of 8% per annum, compounded annually, to (but excluding) the Closing Date, divided by (b) $44.21875 (the "PAMT/PAPT Hold-Back Shares"), reduced, as provided in Section 12.1, by such PAMT Shareholder's or PAPT Shareholder's pro rata portion (based on the number of Acquiror Ordinary Shares delivered to such Shareholder at the Closing as a percentage of all of the Acquiror Ordinary Shares delivered to all of the Shareholders at the Closing) of the quotient of (i) the Estimated Claim Amount divided by (ii) the Closing Price, rounded down to the nearest



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whole number of shares (the "PAMT/PAPT Final Release Shares"). The PAMT/PAPT
Hold-Back Shares will not be represented by certificates and will remain unissued Acquiror Ordinary Shares until the Final Release Date (or such other time as determined in Section 12).

           2.6 Adjustments for Capital Changes. If, between the date hereof and the Closing Date (as to the Acquiror Ordinary Shares to be issued at the Closing
Date), or between the date hereof and the Release Date (in the case of the Hold-Back Shares), Acquiror (a) recapitalizes either through a split-up of its outstanding shares into a greater number of shares, or through a combination of its outstanding shares into a lesser number of shares, or (b) reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or (c) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the number of Acquiror Ordinary Shares to be issued to the Shareholders at the Closing Date or on the Final Release Date will be adjusted appropriately.

           2.7 Further Assurances. The Shareholders agree that if, at any time after the Closing, Acquiror considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect, confirm or continue in Acquiror (or any subsidiary or subsidiaries thereof) title to (and record, legal and beneficial ownership of) the PAPI Shares, the PAMT Shares and the PAPT Shares as provided herein, Acquiror and any of its officers are hereby authorized by the Shareholders to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect, confirm or continue title to such shares in Acquiror (or any subsidiary or subsidiaries thereof), and otherwise to carry out the purposes of this Agreement, in the name of the Shareholders or otherwise.

           2.8 Continuation of Vesting And Repurchase Rights. If any PAPI Shares, PAPT Shares or PAMT Shares that are outstanding immediately prior to the Closing are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by PAPI, PAPT or PAMT, as the case may be, upon any termination of the stockholders' employment, directorship or other relationship with PAPI, PAPT or PAMT (and/or any affiliate of PAPI, PAPT or PAMT), as the case may be, under the terms of any restricted stock purchase agreement or other agreement with such company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Exchange, then the Acquiror Ordinary Shares issued upon the Exchange with respect to such PAPI Shares, PAPT Shares or PAMT Shares will, subject to compliance with applicable laws, continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Closing, and the certificates representing such Acquiror Ordinary Shares may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. PAPI, PAMT and PAPT shall take all actions that may be necessary to ensure that, from and after the Closing, Acquiror is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.



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           2.9 PAPI Stock Options.

               2.9.1 At the Closing, each of the then outstanding PAPI Options (as defined below) shall by virtue of the Exchange, and without any further action on the part of any holder thereof, be assumed by Acquiror and converted into an option to purchase that number of Acquiror Ordinary Shares (a "Acquiror Option") obtained by multiplying each share of PAPI Ordinary Shares comprised in the relevant PAPI Option by the Exchange Number. If the foregoing calculation results in a Acquiror Option being exercisable for a fraction of a Acquiror Ordinary Share, then the number of Acquiror Ordinary Shares subject to such option shall be rounded down to the nearest whole number of shares. The exercise price of each Acquiror Option shall be equal to the exercise price of the PAPI Option from which such Acquiror Option was converted divided by the Exchange Number, rounded up to the nearest whole cent, provided that if such calculation would result in the exercise price of any Acquiror Option being less than the par value of a Acquiror Ordinary Share, the exercise price shall be the par value of such Acquiror Ordinary Share. Except as otherwise set forth in this
Section 2.9, the term and vesting schedule, status as an "Incentive Stock Option" under Section 422 of the Code if applicable, and all the terms and conditions of PAPI Options will, to the extent permitted by law and Acquiror's 1993 Share Option Plan and otherwise reasonably practicable, be unchanged. An optionholder's continuous employment with PAPI shall be credited as employment with Acquiror for purposes of vesting of the Acquiror Options. PAPI will take or cause to be taken, all actions that are necessary, proper, or advisable under the Stock Plans to make effective the transactions contemplated by this Section
2.9. "PAPI Options" means any option or warrant granted and not exercised or expired, to a current or former employee, director or independent contractor of PAPI or any of its subsidiaries or any predecessor thereof or to any other party to purchase PAPI Ordinary Shares pursuant to any stock option, warrant, stock bonus, stock award or stock purchase plan, program or arrangement of PAPI or any of its Subsidiaries or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by PAPI or any of its subsidiaries.

               2.9.2 Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of Acquiror Ordinary Shares for delivery pursuant to, the terms set forth in this Section 2.9. Acquiror shall promptly cause the Acquiror Ordinary Shares issuable upon exercise of the assumed PAPI Options to be registered on, or to be issued pursuant to, an effective registration statement on Form S-8 (or successor form) promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Acquiror Options remain outstanding and Acquiror Ordinary Shares are registered under the Securities Exchange Act of 1934, as amended ("1934 Act"). Notwithstanding the foregoing, Acquiror shall not be obligated to register or maintain the registration under the 1933 Act of the issuance of any Acquiror Ordinary Shares that are subject to a Acquiror Option held by a person who is ineligible to have such person's securities registered on Form S-8 (or successor form).



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                        3. REPRESENTATIONS AND WARRANTIES
                          OF PAPI AND THE SHAREHOLDERS


        PAPI (and, solely with respect to Section 3.34, each Shareholder) hereby represents and warrants that as of the date hereof and as of the Closing Date:

        3.1 Organization and Good Standing. PAPI is a company duly organized, validly existing and in good standing under the laws of Singapore, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 3.1), except where the failure to be so qualified would not have a Material Adverse Effect on PAPI.

        3.2 Power, Authorization and Validity.

            3.2.1 PAPI has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly approved by the directors of PAPI.

            3.2.2 No filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable PAPI to enter into, and to perform its obligations under, this Agreement, except for (a) such post-closing filings as may be required to comply with all applicable securities laws, (b) consents required under contracts disclosed in
Schedule 3.5, and (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            3.2.3 This Agreement is a valid and binding obligation of PAPI, enforceable against PAPI in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3 Capitalization.

            3.3.1 Authorized/Outstanding Capital Stock of PAPI. The authorized capital stock of PAPI consists solely of 10,000,000 Ordinary Shares, S$0.10 par value. A total of 4,550,128 PAPI Ordinary Shares are issued and outstanding as of the date of this Agreement, all of which are held of record and owned by the persons or entities set forth in Exhibit A. No equity securities of PAPI shall be issued and outstanding at the time of the Closing other than PAPI Shares set forth on Exhibit A and Ordinary Shares issued after the date of this Agreement upon exercise of options disclosed in Schedule 3.3.4. Exhibit A sets forth the number of PAPI Shares that are held by each Shareholder as of the date of this Agreement and immediately prior to the Closing. All issued and outstanding PAPI Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by PAPI in compliance with all requirements of applicable laws. There is no liability for dividends accrued and unpaid by PAPI.



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            3.3.2 Authorized/Outstanding Capital Stock of PAMT. The authorized capital stock of PAMT consists solely of 32,000,000 Ordinary Shares, all of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by PAPI except for an aggregate of 8,400,000 Ordinary Shares which are held by the Shareholders and an aggregate of eight Ordinary Shares which are held by other shareholders, each as set forth in Exhibit A. Exhibit A sets forth the number of PAMT Shares that are held by each Shareholder as of the date of this Agreement and immediately prior to the Closing. All issued and outstanding PAMT Shares have been duly authorized and validly issued, are fully paid and nonassessable (except as disclosed in Schedule 3.3.2) and are not subject to any right of rescission and have been offered, issued, sold and delivered by PAMT in compliance with all requirements of applicable laws. There is no liability for dividends accrued and unpaid by PAMT.

            3.3.3 Authorized/Outstanding Capital Stock of PAPT. The authorized capital stock of PAPT consists solely of 100,000,000 Ordinary Shares, all of which are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by PAPI except for an aggregate of 47,222,220 Ordinary Shares which are held by the Shareholders and an aggregate of seven Ordinary Shares which are held by other shareholders, each as set forth in Exhibit A. Exhibit A sets forth the number of PAPT Ordinary Shares that are held by each Shareholder as of the date of this Agreement and immediately prior to the Closing. All issued and outstanding PAPT Shares have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any right of rescission and have been offered, issued, sold and delivered by PAPT in compliance with all requirements of applicable laws. There is no liability for dividends accrued and unpaid by PAPT.

            3.3.4 Options/Rights. A total of 559,475 PAPI Ordinary Shares are issuable pursuant to PAPI Options as of the date of this Agreement and will be subject to outstanding options as of the Closing Date (other than options that have expired or been exercised after the date of this Agreement in accordance with their terms and as to which notice thereof has been provided to Acquiror prior to the Closing), all of which are held by the option holders, in the amounts and with the vesting schedules set forth on Schedule 3.3.4. Schedule
3.3.4 sets forth, as of the date hereof, each option granted by PAPI, the date of grant, the number of shares subject thereto, the date of exercise (if exercised), the number of shares issued on exercise, and the date of expiration (if such option has expired or will expire in 2000). The vesting of the PAPI Options shall not be accelerated as a result of the transactions contemplated by this Agreement. Except for the PAPI Options, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any PAPI Shares, PAPT Shares or PAMT Shares (collectively, "Capital Stock") or any securities or debt convertible into or exchangeable for Capital Stock or obligating PAPI, PAPT or PAMT to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. Except as set forth on Schedule 3.3.4, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of PAPI, PAPT or PAMT.



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        3.4 Subsidiaries. Except as set forth in Schedule 3.4, PAPI does not have any Subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. Each of the Subsidiaries listed on Schedule 3.4 (including, without, limitation, PAPT and PAMT) is duly organized, validly existing and in good standing (or appropriately recognized as legally in existence and active under the laws of its jurisdiction) under the laws of the jurisdiction identified in Schedule 3.4, and has the requisite power and authority to conduct its business as it is presently being conducted. No corporate proceedings on the part of any Subsidiary are necessary to authorize this Agreement and the transactions contemplated hereby. Schedule 3.4 contains a true, correct and complete list of all jurisdictions in which each Subsidiary is qualified to do business. Each of the Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary), except where the failure to be so qualified would not have a Material Adverse Effect on PAPI. PAPI owns of record and beneficially all of the issued and outstanding capital or other stock of each Subsidiary free and clear of any encumbrances (except for the shares of PAMT and PAPT listed on Exhibit A, which are held by the persons or entities indicated thereon).

        3.5 No Violation of Articles or Existing Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Charter Documents of PAPI, PAMT or PAPT, as currently in effect, (b) in any material respect, any Material Agreement (as defined in Section 3.12) or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to PAPI or any of its Subsidiaries or any of their assets or properties. Except as set forth in Schedule 3.5, the Exchange will not require the consent of any third party and will not have any material adverse effect upon the rights of PAPI or any Subsidiary pursuant to the terms of any Material Agreement.

        3.6 Litigation. Except as set forth on Schedule 3.6, there is no action, proceeding or investigation pending or, to PAPI's Knowledge, threatened against PAPI or any of its Subsidiaries before any court or administrative agency that, if determined adversely to PAPI or such Subsidiary, may reasonably be expected to have a Material Adverse Effect on PAPI or in which the adverse party or parties seek to recover in excess of $50,000 against PAPI or any of its Subsidiaries. There is no basis for any person, firm, corporation or entity to assert a claim against PAPI or any of its Subsidiaries or any Shareholder based upon: (a) ownership or rights to ownership of any PAPI Shares, PAPT shares or PAMT shares, or (b) any rights as a PAPI, PAMT, or PAPT securities holder, including, without limitation, any option or other right to acquire any PAPI, PAMT, or PAPT securities, any preemptive rights or any rights to notice or to vote.

        3.7 PAPI Financial Statements. PAPI has delivered to Acquiror PAPI's audited consolidated balance sheet as of March 31, 1998 and March 31, 1999, PAPI's audited consolidated income statement and statement of cash flows for the years then ended, PAPI's unaudited consolidated balance sheet as of September 30, 1999 and PAPI's unaudited consolidated income statement and statement of cash flows in the six months then ended (collectively, the "PAPI Financial Statements"), a copy of each of which is included as


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Schedule 3.7. The PAPI Financial Statements (a) are in accordance with the books and records of PAPI and (b) fairly present the financial condition of PAPI at the respective dates specified therein and the results of operations for the respective periods specified therein in conformity with U.S. GAAP applied on a consistent basis. As of September 30, 1999, neither PAPI nor any of its Subsidiaries was subject to (i) any material debt, liability or obligation of a nature which is accrued on a balance sheet prepared under U.S. GAAP except as reflected in the balance sheet as of September 30, 1999 included in the PAPI Financial Statements or (ii) any material contingent liability of a nature which is not accrued on a balance sheet prepared under U.S. GAAP which is likely to be asserted. Since September 30, 1999 (the "Balance Sheet Date"), neither PAPI nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except in the ordinary course of PAPI's business, consistent with past practice.

        3.8 PAPI Financial Projections. PAPI has delivered to Acquiror PAPI's financial projections for each quarter in the period from October 1, 1999 to September 30, 2000 (the "Financial Projections"), a copy of which is included as
Schedule 3.8. The Financial Projections have been prepared in good faith by PAPI based upon reasonable assumptions and represent PAPI's best good faith estimates as to its future results of operations. Such projections are subject to the effect of PAPI's affiliation with Acquiror. No assurance is given that the results stated in the Financial Projections will be achieved.

        3.9 Taxes. PAPI and each of its Subsidiaries has filed all tax and information returns required to be filed prior to the date of this Agreement, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the PAPI Financial Statements. Except as set forth on Schedule 3.9, neither PAPI nor any of its Subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. Except as set forth on
Schedule 3.9, no tax return of PAPI or any of its Subsidiaries has ever been audited by the U.S. Internal Revenue Service, or any other taxing agency or authority. For the purposes of this Section 3.9, the terms "tax" and "taxes" include all income, gains, franchise, excise, property, sales, use, employment, license, payroll, social contribution, services, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. The accruals for current and deferred tax liabilities set forth in the balance sheet as of September 30, 1999 are in accordance with U.S. GAAP. If prior to closing PAPI or any of its Subsidiaries were to become subject to an audit by the U.S. Internal Revenue Service, or any other taxing agency or authority for tax years or periods prior to Closing, PAPI and the Shareholders will use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of the parties as expressed in this Agreement.

        3.10 Title to Properties; Condition of Equipment. Except as set forth on
Schedule 3.10, PAPI and each of its Subsidiaries has good and marketable title to all of its assets used in its business or as shown on the balance sheet as of the Balance Sheet Date included in the PAPI Financial Statements, free and clear of all liens, charges, encumbrances or restrictions

(other than for taxes not yet due and payable and Permitted Liens as defined below), other than such assets, set forth on Schedule 3.10, as were sold by PAPI in the ordinary course of business since the Balance Sheet Date or which are used under leases. Such assets are sufficient for the continued operation of the business of PAPI and each of its Subsidiaries consistent with current practice. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the PAPI Financial Statements and is not in excess of $100,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. All leases of real or personal property to which PAPI or any of its Subsidiaries are a party are fully effective and afford PAPI and each of its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease. Neither PAPI nor any of its Subsidiaries is in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and PAPI has not received any notice of such violation with which it has not complied. The machinery and equipment (the "Equipment") owned or leased by PAPI or any of its Subsidiaries is in all material respects (i) suitable for the uses to which it is currently employed, (ii) in generally good operating condition, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (v) to PAPI's Knowledge, free from any material defects.

        3.11 Absence of Certain Changes. Since the Balance Sheet Date, PAPI and each of its Subsidiaries has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Schedule 3.11, between the Balance Sheet Date and January 31, 2000 there has not been with respect to PAPI or any of its Subsidiaries:

            (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of PAPI, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on PAPI or its ability to conduct its business as presently conducted, other than any change that PAPI shall sustain the burden of demonstrating resulted from PAPI's affiliation with Acquiror;

            (b) any contingent liability incurred as guarantor or surety with respect to the obligations of others (other than PAPI or any of its Subsidiaries);

            (c) any mortgage, encumbrance or lien placed on any of its properties or granted with respect to any of its assets which exceeds $100,000;

            (d) any material obligation or liability incurred by PAPI or any Subsidiary other than in the ordinary course of business;

            (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of PAPI or its Subsidiaries other than sales of inventory and purchases in the ordinary course of business consistent with past practices;

            (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of PAPI or any Subsidiary;

            (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of PAPI, any split, stock dividend, combination or recapitalization of the capital stock of PAPI or any direct or indirect redemption, purchase or other acquisition by PAPI of the capital stock of PAPI;

            (h) any labor dispute or claim of material unfair labor practices;

            (i) any change as of the date hereof, or any material change as of the Closing, with respect to the officers or management employees of PAPI or any Subsidiary (the officers and management employees of PAPI and its Subsidiaries are listed on Schedule 3.11(i) hereof);

            (j) any material modification of the benefits payable or to become payable to any of its directors or employees, or any increase in the compensation payable or to become payable to any of the directors or employees of PAPI or any Subsidiary, or any bonus payment or arrangement made to or with any of such directors or employees, except salary increases (not in excess of 10% for any individual) in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.11;

            (k) any increase in or modification of any bonus, pension, insurance or other employee benefit plan to persons that are not executive officers or directors, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.11;

            (l) any making of any loan, advance or capital contribution to, or investment in, any person other than (i) travel loans or advances made in the ordinary course of business of PAPI and (ii) other loans and advances in an aggregate amount which does not exceed $100,000 outstanding at any time;

            (m) any entry into, amendment of, relinquishment, termination or nonrenewal by PAPI of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, but in no event involving obligations (contingent or otherwise) of, or payments to PAPI in excess of $100,000 individually or in the aggregate;

            (n) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the PAPI Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

            (o) any obligation or liability incurred by PAPI to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers.

        3.12 Agreements and Commitments. Except as set forth in Schedule 3.12, neither PAPI nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral):

            (a) any contract, commitment, letter agreement, or purchase order providing for payments by or to PAPI or any of its Subsidiaries in an aggregate amount of (i) $100,000 or more in the ordinary course of business or (ii) $50,000 or more not in the ordinary course of business;

            (b) any license agreement under which PAPI or any of its Subsidiaries is licensor; or under which PAPI or any of its Subsidiaries is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

            (c) any agreement by PAPI or any of its Subsidiaries to encumber, transfer or sell rights in or with respect to any PAPI Intellectual Property (as defined in Section 3.13 below);

            (d) any agreement for the sale or lease of real or personal property involving more than $100,000 per year;

            (e) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer, volume purchase agreement or other agreement for the distribution or sale of PAPI's products of PAPI or any of its Subsidiaries (other than individual purchase orders in the ordinary course of business);

            (f) any franchise agreement;

            (g) any stock redemption or purchase agreement;

            (h) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

            (i) any instrument evidencing indebtedness for borrowed money or guarantees thereof;

            (j) any contract containing covenants purporting to limit PAPI's freedom to compete in any line of business in any geographic area;

            (k) any agreement of indemnification other than standard warranties in connection with the sale of products and/or services in the ordinary course of business;

            (l) any agreement, contract or commitment relating to capital expenditures and which involves future payments in excess of $100,000;

            (m) any agreement, contract or commitment relating to the disposition or acquisition of any assets (other than Inventory, as defined in Section 3.26) by PAPI or any of its Subsidiaries or any PAPI Intellectual Property, which involves payments individually in excess of $100,000 or in the aggregate in excess of $250,000;

            (n) any purchase order or contract for the purchase of raw materials which involves payments individually in excess of $100,000 or in the aggregate in excess of $250,000; or

            (o) any other agreement, contract, obligation or commitment that, to PAPI's Knowledge, is material to PAPI and its Subsidiaries, taken as a whole.

        All agreements, contracts, obligations and commitments listed in Schedules 3.12, 3.13, 3.16.1, 3.16.2 or 3.16.4 (collectively "Material Agreements"), are valid and in full force and effect. Neither PAPI nor any of its Subsidiaries nor, to PAPI's Knowledge, any other party is in material breach of or default under any Material Agreement, nor will PAPI nor, to PAPI's Knowledge, any other party be in material breach of or default under any such Material Agreement after giving effect to the Exchange. To the knowledge of PAPI, no party to any Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement (other than any cancellation, withdrawal, modification or amendment that PAPI can sustain the burden of demonstrating resulted from PAPI's affiliation with Acquiror).

        Except as disclosed in Schedule 3.12, neither PAPI nor any of its Subsidiaries is a party to any Material Agreement or any other agreement, contract or instrument with any customer, supplier, landlord or labor union or association that (i) contains any provision that is or could reasonably be expected to become materially burdensome to PAPI or such Subsidiary, other than provisions that are in the ordinary course of PAPI's and its Subsidiaries' business and are consistent with industry practice; (ii) provides for the reduction of prices charged by PAPI or any of its Subsidiaries to any Significant Customer (as defined in Section 3.24) for its products or services other than price reductions that are proportionate to reductions in the related costs, (but including, without limitation, any "most favored customer" provisions); (iii) provides for any increases in the prices to be paid by PAPI or any of its Subsidiaries to any Significant Supplier (as defined in Section 3.25) for any products or services; or (iv) provides for any warranty or similar obligations with respect to products or services other than an obligation to repair or replace products in the event of defective workmanship or materials provided by PAPI or such Subsidiary.

        3.13 Intellectual Property. PAPI and each of its Subsidiaries owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted ("PAPI Intellectual Property"). Set forth on Schedule 3.13 is a true and complete list of all copyright and trademark registrations and applications and all patents and patent applications for PAPI Intellectual Property owned by PAPI and each of its Subsidiaries. PAPI is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. The business of PAPI and each of its Subsidiaries does not cause PAPI or any of its Subsidiaries to infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person in any material respect, and neither PAPI nor any of its Subsidiaries has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person which remains pending. There are no royalties, fees or other payments payable by PAPI or any of its Subsidiaries to any person pursuant to any agreement by reason of the ownership, use, license, sale or disposition of the PAPI Intellectual Property (other than as set forth in Schedule 3.13). Neither the manufacture, marketing, sale or intended use of any product currently licensed or sold by PAPI or currently under development by PAPI violates any license or agreement between PAPI and any third party. PAPI and each of its Subsidiaries has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material PAPI Intellectual Property. PAPI is not aware of any material infringement of any PAPI Intellectual Property by any third party.

        3.14 Compliance with Laws. PAPI and each of its Subsidiaries have complied in all material respects and are as of the Closing Date in compliance in all material respects with all laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to PAPI or any of its Subsidiaries or to the assets, properties and business of PAPI or any of its Subsidiaries. PAPI and each of its Subsidiaries has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted, and there exists no material current default under or violation of any such permit or approval.
Schedule 3.14 includes a summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, and all allegations of any such violations, of which PAPI has received notice from such governmental entity since December 31, 1995.

        3.15 Certain Transactions and Agreements. Except as disclosed in
Schedule 3.15, no person who is an officer, director or shareholder of PAPI or any of its Subsidiaries, or a member of any officer's, director's or Shareholders' immediate family, (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with PAPI or Acquiror (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded), (b) is directly or indirectly interested in any material contract or informal arrangement with PAPI, except for compensation for services as an officer, director or employee of PAPI or any of its Subsidiaries as listed in Schedule 3.16.5, (c) has any interest in any property, real or personal, tangible or intangible, used in the business of PAPI or any of its Subsidiaries, except for the normal rights of a shareholder, or (d) has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to PAPI or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which PAPI is a party or by which it may be bound or affected.

        3.16 Employees.

             3.16.1 Neither PAPI nor any of its Subsidiaries are subject to a collective bargaining agreement with respect to its employees or are subject to any current labor dispute. PAPI and its Subsidiaries each have had good labor relations; and to PAPI's Knowledge, there are no facts indicating that the consummation of the transactions provided for herein will have a Material Adverse Effect on its labor relations, or those of any Subsidiary or that (i) as of the date hereof, any of its officers or management employees, or any significant number of other employees intends to leave its employ, or the employ of any Subsidiary or (ii) as of the Closing Date, any significant number of employees or officers, intends to leave its employ, or the employ of any Subsidiary. Except as set forth in Schedule 3.11, between December 31, 1998 and the date of this Agreement, to PAPI's Knowledge, no management employee, or significant number of other employees, of PAPI or any Subsidiary, has given notice that such employee intends to terminate his or her employment with PAPI or any Subsidiary. There are no activities or proceedings of any labor union to organize any employees of PAPI or any Subsidiary and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of PAPI or any Subsidiary. Since December 31, 1997, PAPI and each of its Subsidiaries have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours.

             3.16.2 Schedule 3.16.2 contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by PAPI and its Subsidiaries (the "Employee Plans"). PAPI has delivered true and complete copies or descriptions of all the Employee Plans to Acquiror or Acquiror's counsel. Each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable laws and ordinances, orders, rules and regulations. No employee of PAPI or any of its Subsidiaries and no person subject to any PAPI health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $100,000 or more in the aggregate for which PAPI or any Subsidiary is responsible, or has any catastrophic illness.

             3.16.3 To PAPI's knowledge, no employee of PAPI or any of its Subsidiaries is in material violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by PAPI or to use trade secrets or proprietary information of others, and the employment of any employee of PAPI does not subject PAPI to any liability to any third party.

             3.16.4 Except as set forth in Schedule 3.16.4, neither PAPI nor any of its Subsidiaries is a party to any (a) agreement with any executive officer or other key employee of PAPI (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PAPI in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or
(iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             3.16.5 A list of all employees and officers of PAPI and its Subsidiaries (other than certain production employees who are listed as a group) and their current compensation and benefits (other than options and participation in broad-based benefit plans that are disclosed in other schedules hereto) as of the date of this Agreement is set forth on Schedule 3.16.5.

             3.16.6 All contributions due from PAPI or any of its Subsidiaries with respect to any of the Employee Plans and all employee social security contributions have been made or accrued on the PAPI Financial Statements, and no further contributions will be due thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business after the Balance Sheet Date as a result of operations of PAPI and its Subsidiaries after the Balance Sheet Date, all of which have been paid to the extent required.

             3.16.7 Neither PAPI nor any of its Subsidiaries is obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the U.S. Internal Revenue Code (the "Code"), nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Exchange to the extent Section 280G of the Code is applicable to such company.

        3.17 Corporate Documents. PAPI has provided to Acquiror complete and correct copies of all documents identified in the Schedules to this Agreement including, without limitation, the following: (a) copies of PAPI's Charter Documents (and those of each Subsidiary) as currently in effect; (b) copies of any minute books containing records of any proceedings, consents, actions and meetings of PAPI's and each Subsidiary's directors, committees of the board of directors and shareholders; (c) copies of its stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option grants and agreements; (d) copies of the Material Agreements, and all amendments thereto; and (e) all permits, orders and consents issued by any regulatory agency with respect to PAPI, or any securities of PAPI, and all applications for such permits, orders and consents.

        3.18 No Brokers. Except as disclosed on Schedule 3.18, neither PAPI nor any of its Subsidiaries is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any transaction provided for herein.

        3.19 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by PAPI to Acquiror under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

        3.20 Books and Records. The books, records and accounts of PAPI and its Subsidiaries (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of PAPI and
(d) accurately and fairly reflect the basis for the PAPI Financial Statements. PAPI has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management's general or specific authorization; (y) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with U.S. and Singapore GAAP, and (ii) to maintain accountability for assets, and (z) the amount recorded for assets on the books and records of PAPI is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.21 Insurance. PAPI maintains fire, casualty and liability insurance as listed on Schedule 3.21. All premiums heretofore payable under all such policies and bonds have been paid and PAPI is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). PAPI does not know of any threatened termination of, or premium increase with respect to, any of such policies.

        3.22 Environmental, Health, and Safety Matters.

             3.22.1 Each of PAPI, its Subsidiaries, its predecessors and affiliates has complied in all material respects and is in compliance in all material respects with all Environmental, Health, and Safety Requirements. For purposes of this Agreement, "Environmental, Health, and Safety Requirements" shall mean all statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect. For purposes of this Agreement, "Hazardous Material" means any substance (i) the presence of which requires investigation or remediation under any applicable law or federal, state or local statute, regulation, rule, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "hazardous substance," pollutant or contaminant under any applicable law or federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 6901 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental or regulatory body, agency or authority; or (iv) the presence of which on any real property owned, leased or occupied by PAPI or any Subsidiary causes or threatens to cause a nuisance upon such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the real property; or (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) without limitation which contains polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde insulation.

             3.22.2 Neither PAPI, its Subsidiaries nor their respective predecessors or affiliates has received any written or oral notice, report or other information since December 31, 1998, or which remains pending, regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

             3.22.3 None of the following exists at any property or facility owned or operated by PAPI: (a) underground storage tanks, or (b) landfills, surface impoundments, or disposal areas.

             3.22.4 None of PAPI, its Subsidiaries, or their respective predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements. To PAPI's Knowledge, neither the execution of this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations of such PAPI or any Subsidiary for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so called "transaction triggered" or "responsible property transfer" Environmental, Health and Safety Requirements.

             3.22.5 Neither PAPI, its Subsidiaries nor its predecessors or affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

             3.22.6 To the best knowledge of PAPI, no facts, events or conditions relating to the past or present facilities, properties or operations of each of PAPI, its Subsidiaries, its and their respective predecessors and affiliates will prevent, hinder or limit continued compliance in all material respects with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

        3.23 Product and Service Warranties. Between March 31, 1999 and the date of this Agreement, PAPI and its Subsidiaries have not experienced any product or service warranty claims materially greater than the same type of claims reflected in the PAPI Financial Statements for a comparable period in the previous fiscal year ended March 31, 1999. PAPI's (and its Subsidiaries) obligations with respect to defects in materials or workmanship is limited to an obligation to repair or replace the product in question.

        3.24 Customers; Backlog; Returns and Complaints. Except as set forth in
Schedule 3.24, neither PAPI nor any of its Subsidiaries has outstanding material disputes concerning its goods and/or services in an amount greater than $50,000 with any customer who, in the six months ended September 30, 1999, was one of the twenty largest sources of revenues for PAPI and its Subsidiaries, based on amounts paid (a "Significant Customer"). PAPI has not received any information from any current Significant Customer that such customer will not continue as a customer of PAPI (or a Subsidiary thereof, as applicable) after the Closing or that any such customer intends to terminate or materially modify existing contracts or arrangements with PAPI (or such Subsidiary) except for any noncontinuation, termination, or modification that PAPI can sustain the burden of demonstrating resulted from PAPI's affiliation with Acquiror. For the six months ended September 30, 1999, PAPI and its Subsidiaries have not had any of their products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by PAPI.

        3.25 Suppliers. Neither PAPI nor its Subsidiaries have any outstanding material disputes concerning goods or services provided by any supplier who, in the six months ended September 30, 1999, was one of the twenty largest suppliers of goods and services to PAPI and its Subsidiaries, based on amounts paid ("Significant Supplier"). PAPI has not received any written notice of a termination or interruption of any existing contracts or arrangements with any Significant Suppliers. PAPI and its Subsidiaries have access, on commercially reasonable terms, to all goods and services reasonably necessary to them to carry on their business as currently conducted and PAPI has no knowledge of any reason why PAPI and its Subsidiaries will not continue to have such access on commercially reasonable terms.

        3.26 Inventory. The inventory of PAPI and its Subsidiaries reflected in the PAPI Financial Statements (the "Inventory") was valued at weighted average cost (determined on a first-in, first-out basis) or market, whichever is lower. The Inventory is in all material respects of good and merchantable quality and is readily usable and salable in the ordinary course of PAPI's businesses, except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, in the PAPI Financial Statements. All items included in such Inventory are owned by PAPI or its Subsidiaries free and clear of all liens and encumbrances, except for inventory sold by PAPI in the ordinary course of business subsequent to the Balance Sheet Date. All Inventory materially in excess of reasonable estimated requirements for PAPI based on current operations for the next six months are set forth on Schedule 3.26. For Inventory manufactured to customer specifications effectively rendering the Inventory salable only to that customer, the terms of the sales contracts applicable thereto require the customer to acquire such Inventory (to the extent of the quantity limits specified in such sales contracts) if it is manufactured and delivered in accordance with such sales contracts.

        3.27 Accounts Receivable. The receivables shown on the balance sheet on the Balance Sheet Date arose in the ordinary course of business. The allowances for doubtful accounts and warranty returns shown in the balance sheet as of September 30, 1999 included in the PAPI Financial Statements are in accordance with U.S. GAAP consistently applied. Since March 31, 1999, neither PAPI nor any of its Subsidiaries has materially reduced the credit standards applied to its significant customers. To PAPI's Knowledge, none of the receivables of PAPI and its Subsidiaries is subject to any material claim of offset, recoupment, setoff or counter-claim and PAPI has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by PAPI or any Subsidiary of any obligation or contract other than normal warranty repair and replacement or normal performance under the terms of a design or tooling contract, in cases where progress payments are permitted and have been invoiced. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 3.27 sets forth an aging of accounts receivable of PAPI in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims. Schedule 3.27 sets forth such amounts of accounts receivable which are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

        3.28 Accounting Matters. To PAPI's Knowledge, neither PAPI, its Subsidiaries nor the Shareholders have taken, or agreed to take, any action that would prevent Acquiror from accounting for the Exchange as a "pooling of interests" under generally accepted accounting principles. PAPI is autonomous and has never been a subsidiary or division or another corporation or other entity. Except as disclosed in Schedule 3.28, PAPI has not (i) issued any shares of its capital stock since September 30, 1996, (ii) paid any dividends or effected any other distributions to its shareholders since September 30, 1996,
(iii) reacquired or purchased any Shares of its capital stock from September 30, 1996, (iv) changed any of its equity interests after September 30, 1996 or (v) sold significant assets since September 30, 1996 in contemplation of a merger; and none of the Shareholders have any controlling interest or significant influence in a business similar to Acquiror or which is dependent on employees, assets or other resources of PAPI.

        3.29 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon PAPI or which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of PAPI, any acquisition of property by PAPI or the conduct of business of PAPI as currently conducted or as currently proposed to be conducted.

        3.30 Certain Payments. Since December 31, 1997, neither PAPI, its Subsidiaries, the Shareholders nor any representative thereof, has offered, paid, promised to pay, or authorized payment of, or given any money, gift or anything of value to (i) any governmental official or employee, (ii) political party or candidate thereof or (iii) any person while knowing that all or a portion of such money or thing of value will be given or offered to any governmental official or employee or political party or candidate thereof; with the purpose of influencing any act or decision of the recipient in his or her official capacity or to induce the recipient to use his or her influence to affect an act or decision of a government official or employee.

        3.31 Year 2000 Compliance. PAPI and each of its Subsidiaries has used its best efforts to ensure that systems used to conduct its business will not be materially interrupted or adversely affected due to Year 2000 Problems, and to PAPI's Knowledge, such systems will not be materially interrupted or adversely affected due to Year 2000 Problems. A "Year 2000 Problem" means a date-handling problem relating to the Year 2000 date change that would cause a computer system, software or equipment to fail to correctly perform, process and handle date-related data for the dates within and between the twentieth and twenty-first centuries and all other centuries

        3.32 Other Entities' Liabilities. Except for (a) guarantees previously disclosed to Acquiror and (b) endorsement of negotiable instruments in the ordinary course of business, neither PAPI nor any of its Subsidiaries has any liabilities, contingent or otherwise, pursuant to any agreement or instrument with respect to the operations, transactions, liabilities or obligations of any other entity (other than the operations, transactions, liabilities or obligations of PAPI or any of its Subsidiaries).

        3.33 Bank Accounts. Schedule 3.33 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which PAPI or any of its Subsidiaries maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        3.34 Shareholders' Representations.

             3.34.1 Information. Each Shareholder acknowledges that he, she or it has received, read and understands the Acquiror Disclosure Package (as defined in Section 4.6 of this Agreement).

             3.34.2 Access to Other Information. Each Shareholder recognizes that Acquiror has made available to such Shareholders the opportunity to examine such additional documents from Acquiror and to ask questions of, and receive full answers from, Acquiror concerning, among other things, Acquiror, its financial condition, its management, its prior activities and any other information which each Shareholder considers relevant or appropriate in connection with entering into this Agreement. Such Shareholder further represents that the oral information provided by Acquiror's management, if any, has been consistent with the information set forth in the Acquiror Disclosure Package.

             3.34.3 Risks of Investment. Each Shareholder acknowledges that the Acquiror Ordinary Shares issued in connection with the Exchange (the "Restricted Securities") are unregistered and may not be resold publicly for a period of at least one year under Rule 144 unless the shares are registered with the SEC. Each Shareholder accepts and is able to bear the risks of holding such shares indefinitely and the other risks set forth in the Acquiror Disclosure Package. Each Shareholder, together with his, her or its advisor, is capable of assessing the risks of an investment in Acquiror Ordinary Shares and is fully aware of the economic risks thereof.

             3.34.4 Investment Intent. Each Shareholder is receiving the Restricted Securities in the Exchange for investment for such Shareholders' own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act, other than pursuant to an effective registration statement under the Securities Act.

             3.34.5 Restricted Securities; Registration Rights. Each Shareholder acknowledges and understands that the terms of the Exchange have not been reviewed by the SEC or by any state securities authorities, that the Acquiror Ordinary Shares received by the Shareholders pursuant to the Exchange have not been registered under the Securities Act and constitute "restricted securities" under Rule 144(d) of the Securities Act, and have been issued in reliance on the exemptions for non-public offerings provided by Rule 506 and Section 4(2) of the Securities Act, which exemptions depend upon, among other things, the representations made and information furnished by the Shareholders, including the bona fide nature of the Shareholders' investment intent as expressed above. Each Shareholder acknowledges that he, she or it has certain rights to register such Restricted Securities as set forth in the Registration Rights Agreement (as defined in Section 8.9) and that they may not be sold or transferred except in accordance with such provisions. Each Shareholder further acknowledges and understands that Acquiror is obligated to register the Restricted Securities to be issued to such Shareholder only as provided in the Registration Rights Agreement.

             3.34.6 Legends. Each Shareholder also understands and agrees that there will be placed on the certificates evidencing the ownership of the Restricted Securities, the following legends, in addition to any legends required by applicable state laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, OR (2) AN EXEMPTION FROM REGISTRATION IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER NATIONAL SECURITIES LAWS. FURTHERMORE, THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED UNTIL SUCH TIME AS RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS OF THE ISSUER AND PAPI HAVE BEEN PUBLISHED BY THE ISSUER IN A PUBLIC FILING OR ANNOUNCEMENT.

             3.34.7 Stop Transfer Instructions; No Requirement to Transfer. Each Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, Acquiror may issue appropriate "stop transfer" instructions to its transfer agent. Acquiror shall not be required (i) to transfer or have transferred on its books any Acquiror Ordinary Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Registration Rights Agreement or (ii) to treat as owner of such Acquiror Ordinary Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Acquiror Ordinary Shares shall have been so transferred in violation of any provision of this Agreement or the Registration Rights Agreement.

             3.34.8 Title to Capital Stock. Except as set forth on Schedule 3.34.8, each Shareholder represents that such shareholder holds good and marketable title to his, her or its PAPI Shares, PAMT Shares or PAPT Shares, as the case may be, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever.

             3.34.9 Accounting Representations. Each Shareholder represents that he or she has not taken, or agreed to take, any action enumerated in Section 11.4.

             3.34.10 Power, Authorization and Validity. Each Shareholder represents that he, she or it has the right, power, legal capacity and authority to enter into and perform his, hers or its obligations under this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement are valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

                  4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror hereby represents and warrants to PAPI and each Shareholder that, except as set forth on the Schedules attached hereto:

        4.1 Organization. Acquiror is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which such qualification is required.

        4.2 Power, Authorization and Validity.

            4.2.1 Acquiror has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Acquiror.

            4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Acquiror to enter into, and to perform its obligations under, this Agreement and the Registration Rights Agreement, except for (a) for such post-closing filings as may be required to comply with federal and state securities laws and (b) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            4.2.3 This Agreement and the Registration Rights Agreement are, or when executed by Acquiror will be, valid and binding obligations of Acquiror enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

        4.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the

Articles of Association or Memorandum of Association of Acquiror, as currently in effect, (b) in any material respect, any material agreement, instrument or contract to which Acquiror is a party or by which Acquiror is bound, or (c) any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquiror or its assets or properties.

        4.4 Litigation. Except as set forth in the Acquiror Disclosure Package (as defined in Section 4.6), there is no action, proceeding or investigation pending or, to Acquiror's actual knowledge, threatened against Acquiror before any court or administrative agency that, if determined adversely to Acquiror, may reasonably be expected to have a Material Adverse Effect on Acquiror.

        4.5 Absence of Certain Changes. Since December 31, 1998, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Acquiror, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Acquiror.

        4.6 Disclosure. Acquiror has provided to PAPI an investor disclosure package consisting of Acquiror's Annual Report on Form 10-K, as amended, for its fiscal year ended March 31, 1999, all Forms 10-Q and 8-K, as amended, filed by Acquiror with the SEC since March 31, 1999 and up to the date of this Agreement and all proxy materials distributed to Acquiror's shareholders since March 31, 1999 and up to the date of this Agreement, in each case excluding exhibits thereto (the "Acquiror Disclosure Package"). The documents in the Acquiror Disclosure Package (i) conform, as of the dates of their respective filing with the SEC, in all material respects, to the requirements of the Securities Act and the Exchange Act, and (ii) when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                          5. PAPI PRECLOSING COVENANTS

        During the period from the date of this Agreement until the Closing Date, PAPI and the Shareholders covenant and agree with Acquiror as follows:

        5.1 Advice of Changes. PAPI and the Shareholders will promptly advise Acquiror's President, Systems Group in writing, to the extent of the knowledge of any of PAPI's officers, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of PAPI or the Shareholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Effect with respect to PAPI.

        5.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. If PAPI or the Shareholders become aware of a material deterioration in the relationship with any material customer, supplier or key employee, PAPI or the Shareholders will promptly bring such information to the attention of Acquiror in writing and, if requested by Acquiror, will exert all reasonable efforts to restore the relationship.

        5.3 Conduct of Business. PAPI will continue to (and will cause each of its Subsidiaries to) conduct its business in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationship with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the foregoing, PAPI will not (and will not permit any of its Subsidiaries to) enter into any transaction or agreement or take any action out of the ordinary course without the prior written consent of the President, Systems Group of Acquiror, including, without limitation:

           (a) borrow any money other than for the purchase of capital equipment and payment of customs fees for such equipment; provided that the aggregate principal amount of such borrowings under this Section 5.3(a) shall not exceed the aggregate amount of $100,000 after the date of this Agreement;

           (b) enter into any transaction, or make any payment or capital expenditure, that is not in the ordinary course of business or that is inconsistent with past practice, or enter into any transaction, or make any payment or commitment, involving an expense or capital expenditure in excess of $250,000 in the ordinary course of business or $100,000 not in the ordinary course of business;

           (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

           (d) dispose of any of its assets except sales of inventory and obsolete equipment in the ordinary course of business consistent with past practice;

           (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice, or enter into agreement which would be a Material Agreement if in effect on the date hereof;

           (f) fail to continue normal maintenance programs according to the standards it has maintained to the date of this Agreement;

           (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 3.16.2 except those paid or entered into in the ordinary course of business consistent with past practices for employees that are not officers or directors of PAPI, PAMT or PAPT;

           (h) change accounting methods, or materially reduce, write off or write down the value of any asset;

           (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

           (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

           (k) lend any amount to any person or entity, other than advances to employees for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

           (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice which are not material in amount;

           (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

           (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

           (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

           (p) except for the Exchange, merge, consolidate or reorganize with, or acquire any entity;

           (q) amend its Charter Documents;

           (r) agree to any audit assessment by any tax authority or file any income or franchise tax return unless copies of such returns have been delivered to Acquiror for its review prior to filing;

           (s) license any of the PAPI Intellectual Property;

           (t) change the amount or scope of any insurance coverage;

           (u) terminate the employment of any management personnel;

           (v) make or agree to make any new capital expenditure or expenditures which are outside the ordinary course of its business or inconsistent with past practice, or acquire any assets with a book value in excess of $50,000 individually or $100,000 in the aggregate;

           (w) make any material payments outside the ordinary course of its business;

           (x) commence a lawsuit other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit; or

           (y) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(x).

        5.4 Regulatory Approvals. PAPI and the Shareholders will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Acquiror may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. PAPI will use all reasonable efforts to obtain or assist Acquiror in obtaining all such authorizations, approvals and consents.

        5.5 Necessary Consents. PAPI and the Shareholders will each use all their reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate, in addition to those set forth in
Section 5.4, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquiror to carry on PAPI's business after the Closing.

        5.6 Litigation. PAPI will notify Acquiror in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against PAPI or threatened against it.

        5.7 No Other Negotiations. From the date hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the Exchange, PAPI and the Shareholders will not, and will not authorize any officer, director, employee or affiliate of PAPI, or any other person, on its or their behalf, directly or indirectly, to (a) solicit, facilitate, discuss or encourage any offer, inquiry or proposal received from any party other than Acquiror, concerning the possible disposition of all or any substantial portion of PAPI's business, assets or capital stock by merger, sale or any other means or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Exchange), or (b) provide any confidential information to or negotiate with any third party other than Acquiror in connection with any offer, inquiry or proposal concerning any such disposition. PAPI will immediately notify Acquiror of any such offer, inquiry or proposal.

        5.8 Access to Information. Until the Closing Date, and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, PAPI will provide Acquiror and its agents with full access to the files, books, records and offices of PAPI, including, without limitation, any and all information relating to PAPI's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition reasonably necessary for Acquiror to complete its diligence review of PAPI's products and business. PAPI will cause its accountants to cooperate with Acquiror and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

        5.9 Satisfaction of Conditions Precedent. PAPI and the Shareholders will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and PAPI and the Shareholders will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        5.10 Retention of Employees. PAPI will use its all reasonable efforts to secure for employment after the Closing by Acquiror, the employees listed in
Schedule 3.11(i), and PAPI will promptly notify Acquiror if any of PAPI's officers becomes aware that any of the employees listed in Schedule 3.11(i) intends to leave its employ.

        5.11 Securities Laws. PAPI and the Shareholders shall use all reasonable efforts to assist Acquiror, to the extent necessary, to comply with the securities laws of all jurisdictions applicable in connection with the Exchange; provided, however, that Acquiror shall be responsible for all costs and expenses associated with such compliance.

        5.12 Pooling of Interests Accounting. PAPI and the Shareholders shall use all reasonable efforts to cause the business combination to be effected by the Exchange to be accounted for as a "pooling of interests." PAPI and the Shareholders shall use all reasonable efforts to cause PAPI's affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Exchange as a "pooling of interests." PAPI has no persons or entities that own any of its shares, or rights to acquire its shares, other than Shareholders.

        5.13 Employee Plans. On the Closing Date, PAPI and each Subsidiary will have terminated all Employee Plans maintained prior to the Closing Date except as otherwise provided herein or unless otherwise specifically agreed to by Acquiror or unless such Employee Plan(s) may not be terminated under applicable law.

                        6. ACQUIROR PRECLOSING COVENANTS

        During the period from the date of this Agreement until the Closing Date, Acquiror covenants to and agrees as follows:

        6.1 Regulatory Approvals. Acquiror will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which PAPI may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquiror will use all reasonable efforts to obtain all such authorizations, approvals and consents.

        6.2 Satisfaction of Conditions Precedent. Acquiror will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Acquiror will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

        6.3 Advice of Changes. Acquiror will promptly advise PAPI in writing, to the extent of the knowledge of Acquiror's Chief Executive Officer or President, Systems Group, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Acquiror contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Acquiror's financial condition, properties, assets, liabilities, business or results of operations.

        6.4 Litigation. Acquiror will notify PAPI in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Acquiror or threatened against it.

        6.5 Pooling Accounting. Acquiror shall use all reasonable efforts to cause the business combination to be effected by the Exchange to be accounted for as a "pooling of interests." Acquiror shall use all reasonable efforts to cause its Affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Exchange as a "pooling of interests."

        6.6 Acquiror Affiliates Agreements. To ensure that the Exchange will be accounted for as a "pooling of interests," Acquiror will cause each of its affiliates (as such term is defined in Rule 405 under the Securities Act) to sign and deliver to Acquiror, on or prior to the Closing Date, a written agreement (the "Acquiror Affiliates Agreement"), in the form of Exhibit 6.6.

                               7. CLOSING MATTERS

        7.1 The Closing. Subject to termination of this Agreement as provided in
Section 10 below, the Closing will take place at the offices of Fenwick & West LLP in Palo Alto, California on April 7, 2000 or, if all conditions to closing have not been satisfied or waived by such date, on the third business day after all such conditions have been satisfied or waived (the "Closing Date"); provided that Acquiror may, by written notice to PAPI, specify that the Closing Date shall be any earlier date that is not less than five business days following the date of such notice, in which case the Closing Date shall be such earlier date (provided that all conditions to closing shall have been satisfied or waived).

        7.2 Exchanges at the Closing.

            7.2.1 At the Closing, each Shareholder will deliver to Acquiror (a) certificates representing all of the PAPI Shares, PAMT Shares and PAPT Shares owned by such Shareholder, together with such stock powers, assignments or other instruments as may be reasonably required by Acquiror to provide for the transfer of all its PAPI Shares, PAMT Shares and PAPT Shares to Acquiror; and
(b) any other documentation required to effectuate the transfer under applicable law. Without limitation to the foregoing, (a) each Shareholder of PAPT and

PAMT (other than PAPI) shall execute, and deliver to Acquiror, their share certificates representing their shares of PAPT and PAMT, together with a share transfer agreement in form reasonably acceptable to Acquiror, certified by at least one witness, effecting the transfer of their respective shares of PAPT and PAMT in accordance with the Civil and Commercial Code of Thailand, and the Acquiror shall be recorded in the share register books of PAPT and PAMT as the owner of such shares, and such Shareholder de-registered in such books, effective as of the Closing Date and (b) each Shareholder of PAPI shall execute, and deliver to Acquiror , their share certificates representing their shares of PAPI, together with a share transfer form in form reasonably acceptable to Acquiror effecting the transfer of their respective shares of PAPI in accordance with Singapore law, duly stamped to reflect the payment of applicable stamp duty.

            7.2.2 Upon receipt of the documents described in Section 7.2.1, Acquiror will deliver to each of the Shareholders a share certificate or certificates issued in the name of such Shareholder for the number of Acquiror Ordinary Shares determined as provided in Section 2.1.

            7.2.3 Promptly after the Closing or the Final Release Date (as the case may be), Acquiror will deliver to the Shareholders any cash due in lieu of fractional shares as provided for in Section 2.2.

                8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

        The Shareholders' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Shareholders, but only in a writing signed by the Chief Executive Officer or Chairman of PAPI) after obtaining the consent of the Shareholders:

           8.1 Accuracy of Representations and Warranties. The representations and warranties of Acquiror set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing.

           8.2 Covenants. Acquiror shall have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing.

           8.3 Closing Certificate. The Shareholders shall receive a certificate to the effect that the requirements of Sections 8.1 and 8.2 have been satisfied signed by a duly authorized officer of Acquiror.

           8.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

           8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Exchange by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable securities laws, and any applicable notices shall have been filed and waiting periods terminated or expired under any statute or governmental regulation, including the filing of a premerger notification and report form, and expiration or early termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

           8.6 No Litigation. No litigation or proceeding shall be pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Acquiror.

           8.7 Opinion of Flextronics' Counsel. The Shareholders shall have received from Allen & Gledhill, Singapore counsel to Acquiror, an opinion substantially in the form of Exhibit 8.7.

           8.8 Documents. The Shareholders shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by their legal counsel to consummate the transactions contemplated hereby.

           8.9 Registration Rights Agreement. Acquiror shall have executed and delivered to the Shareholders a Registration Rights Agreement (the "Rights Agreement") substantially in the form attached as Exhibit 11.5.

                    9. CONDITIONS TO OBLIGATIONS OF ACQUIROR

        The obligations of Acquiror hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquiror, but only in a writing signed on behalf of Acquiror by its Chief Executive Officer or President, Systems Group):

           9.1 Accuracy of Representations and Warranties. The representations and warranties of PAPI set forth in Section 3 (and of the Shareholders set forth in Section 3.34) shall be true and accurate in every material respect on and as of the Closing.

           9.2 Covenants. The Shareholders and PAPI shall have performed and complied in all material respects with all of their covenants contained in
Section 5 on or before the Closing.

           9.3 Closing Certificate. Acquiror shall receive a certificate to the effect that the requirements of Sections 9.1 and 9.2 have been satisfied signed by the Shareholders and PAPI.

           9.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

           9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Exchange by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable securities laws, and any applicable notices shall have been filed and waiting periods terminated or expired under any statute or governmental regulation, including the filing of a premerger notification and report form, and expiration or early termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

           9.6 Opinion of PAPI's Counsel. Acquiror shall have received the following, each dated as of the Closing Date, and each in form and substance reasonably acceptable to Acquiror: (a) from McCutchen, Doyle, Brown & Enersen, LLP, U.S. counsel to PAPI, their opinion as to (i) the due incorporation and good standing of Palo Alto Design Group, Inc., (ii) the absence of any violation or breach of any Material Agreement or California or United States federal law, and the absence of any required consents or filings thereunder, as a result of the execution and delivery of this Agreement or the consummation of the transactions provided for hereunder, (iii) the enforceability of this Agreement against PAPI and the Shareholders (such counsel being entitled to assume the due authorization, execution and delivery of the Agreement by the Shareholders), and
(iv) the absence of any litigation known to such counsel; (b) from Rodyk & Davidson, Singapore counsel to PAPI, their opinion as to (i) the due organization and good standing of PAPI, (ii) the authorized and issued capitalization of PAPI and the ownership of its issued and outstanding shares,
(iii) the absence of any violation of any Singapore law or PAPI's Charter Documents, and the absence of any required consents or filings thereunder, as a result of the execution and delivery of this Agreement or the consummation of the transactions provided for hereunder; (iv) the compliance with Singapore law and PAPI's Charter Documents of the issuances of the outstanding capital stock of PAPI, (v) the effectiveness of the documents delivered at the Closing to transfer at the Closing record and beneficial ownership of all of the outstanding capital stock (other than up to 40,000 Ordinary Shares) of PAPI to Acquiror; and (vi) the absence of any litigation known to such counsel and (c) from Nopadol & Khaisri, Thai counsel to PAPI, PAPT and PAMT, their opinion as to
(i) the due organization and good standing of PAPT and PAMT, (ii) the authorized and issued capitalization of PAPT and PAMT and the ownership of their issued and outstanding shares; (iii) the absence of any violation of any Thai law or PAMT's or PAPT's Charter Documents, and the absence of any required consents or filings thereunder, as a result of the execution and delivery of this Agreement or the consummation of the transactions provided for hereunder; and (iv) the effectiveness of the documents delivered at the Closing to transfer to Acquiror at the Closing record and beneficial ownership of all of the outstanding capital stock of PAPT and PAMT (other than (A) shares owned of record and beneficially by PAPI, and (B) seven Ordinary Shares of PAPT and eight Ordinary Shares of PAMT owned of record by certain individuals as nominees for PAPI).

           9.7 Consents. Acquiror shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by Acquiror's legal counsel to provide for the continuation in full force and effect of any and all Material Agreements and any other material contracts and leases of PAPI and for Acquiror to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Acquiror.

           9.8 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on PAPI.

           9.9 Execution of this Agreement and Closing Documents. The holders of at least 98% of the shares of capital stock of each of PAPI, PAPT and PAMT outstanding immediately prior to the Closing shall have duly executed and delivered (a) this Agreement as Shareholders, and (b) the applicable documents and instruments described in Section 7.2.

           9.10 Share Ownership and Share Transfer Matters. All actions that may, in the reasonable opinion of counsel to Acquiror, be required in order to transfer to Acquiror (or such subsidiary of Acquiror as may be specified by Acquiror) the shares of PAPI, PAMT and PAPT held by the Shareholders, and to confirm that the share ownership of PAPI, PAPT and PAMT immediately prior to the Closing conforms to Section 3.3 of this Agreement and the related schedules, and to the information set forth on Exhibit A, shall have been taken, and confirmation thereof provided to Acquiror, and any necessary action by the respective boards of directors of PAPI, PAPT and PAMT for the transfer to Acquiror (or such subsidiary of Acquiror as may be specified by Acquiror) of the shares of PAPI, PAPT and PAMT held by the Shareholders shall have been taken (including the consent by each of such boards of directors to such transfers, to the registration of Acquiror as a shareholder, to the cancellation of the share certificates in the name of the Shareholders and to the authorization of the issue of new share certificates in the name of Acquiror). If requested by Acquiror, each of the shareholders of Palo Alto Manufacturing Group, Inc. (other than PAPI), and each of the shareholders of PAMT and PAPT (other than the Shareholders), shall each have entered into agreements in a form reasonably acceptable to Acquiror, to transfer their shares in Palo Alto Manufacturing Group, Inc., PAPT and PAMT, as applicable, to such persons, and at such time (following termination of such shareholders' employment with Palo Alto Manufacturing Group, PAMT and PAPT, if such shareholder is an employee thereof) as Acquiror may request, for a purchase price equal to the purchase price initially paid for such shares by such shareholder.

           9.11 Extension of Lease Terms. The terms of each real estate lease to which Palo Alto Manufacturing Group, Inc. is a party shall have been extended to at least December 31, 2000 (or such later date as may be agreed by Acquiror and PAPI).

           9.12 Inventory Audit. PAPI and each of its Subsidiaries shall have completed a book-to-physical audit of its inventory as of February 29, 2000, or such other review as may be agreed upon by Acquiror and PAPI, and the results thereof shall not require any material write-down, write-off, charge or expense.

           9.13 Compliance with Loan Agreement. Palo Alto Design Group, Inc. ("PADG") shall be in compliance with (or received waivers with respect to) its obligations under the Loan Agreement between PADG and the Comal County Industrial Development Authority dated as of May 1, 1998 and shall have delivered to Acquiror such confirmation thereof as Acquiror may reasonably require.

           9.14 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Acquiror's counsel.

           9.15 Opinion of Acquiror's Accountant. Acquiror shall have received from (a) Arthur Anderson, its independent public accountant, an opinion that the Exchange qualifies for pooling of interest accounting under U.S. GAAP and (b) from PriceWaterhouseCoopers, PAPI's independent public accountant, a "poolability letter", in form reasonably acceptable to Acquiror (and which may be addressed to PAPI), confirming the absence of circumstances pertaining to PAPI and the Shareholders that could prevent the Exchange from qualifying for pooling of interests accounting.

                          10. TERMINATION OF AGREEMENT

           10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                (a) by the mutual written consent of Acquiror and PAPI;

                (b) by PAPI, if there has been a breach by Acquiror of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquiror, or if any representation of Acquiror will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Acquiror and which Acquiror fails to cure within a reasonable time, not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Acquiror which by its nature cannot be cured);

                (c) by Acquiror, if there has been a breach by PAPI of any representation, warranty, covenant or agreement set forth in this Agreement on the part of PAPI, or if any representation of PAPI will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on PAPI and which PAPI fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by PAPI which by its nature cannot be cured); or

                (d) by either party, if (i) the Exchange shall not have been consummated by May 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 10.1(d)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or (ii) a permanent injunction or other order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Exchange will have been issued and will have become final and nonappealable.

           Any termination of this Agreement under this Section 10.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

           10.2 Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Section 10, the parties hereto will continue to perform their respective obligations under Section 13 but will not be required to continue to perform their other covenants under this Agreement.

                            11. CONTINUING COVENANTS

           11.1 Survival of Representations. All representations and warranties of the Shareholders and PAPI set forth in this Agreement will remain operative and in full force and effect until the Final Release Date (but only as of the date they were made and as of the Closing Date), regardless of any investigation made or on behalf of the parties to this Agreement; provided, however, that no claim for violations of any representation and warranty (absent knowing fraud or deliberate misconduct by the Shareholder against whom the claim is asserted) shall be made unless Acquiror gives written notice thereof to the Shareholders on or prior to the Final Release Date. Acquiror's representations and warranties set forth in this Agreement shall survive the Closing.

           11.2 Shareholders Agreement to Indemnify.

                11.2.1 Indemnification by Shareholders. Subject to the limitations set forth in this Section 11.2, each Shareholder will severally indemnify and hold harmless Acquiror and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror (hereinafter in this Section 11.2 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "Damages") directly or indirectly caused by or arising out of any misrepresentation in or breach of, or default in connection with, any of the representations, warranties or covenants to be performed pre or post-closing given or made by PAPI or the Shareholders in this Agreement or any document delivered by PAPI or by the Shareholders as an Exhibit hereto.

                In seeking indemnification for Damages under this Section, the Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least $50,000 including legal fees (the "Basket"), in which event such Indemnified Person may make claims for all Damages (including the first $50,000 thereof).

                11.2.2 Aggregate Liability of the Shareholders. The aggregate liability of each Shareholder pursuant to this Section 11.2 (other than for Ownership Losses) shall be limited to the value of, and be payable in, the Hold-Back Shares to be received by such Shareholder, with each Hold-Back Share valued at the Closing Price (as defined in Section 2.5), and the aggregate liability of each Shareholder pursuant to this Section 11.2 for Ownership Losses shall be limited to the value of, and be payable in, all of the Acquiror Ordinary Shares received or receivable by such Shareholder under Section 2, with each Acquiror Ordinary Share valued at the Closing Price (in each case absent knowing fraud or willful misconduct by PAPI or such Shareholder). As used herein, the term "Ownership Loss" means any Damages resulting directly or indirectly from any act of knowing fraud or willful misconduct on the part of the Shareholders or any misrepresentation in or breach of any representation or warranty set forth in

Section 3.34.8, Section 3.34.9 or Section 3.34.10. Notwithstanding anything herein to the contrary, the Basket shall not be applicable to any claim by any Indemnified Person for indemnification for any Ownership Loss or for knowing fraud or willful misconduct by the person against whom the claim is asserted.

                11.2.3 Survival and Settlement of Claims. Notwithstanding anything to the contrary in this Agreement, if, prior to the expiration of a particular representation or warranty an Indemnified Person makes a claim for indemnification under this Agreement with respect to a misrepresentation or breach of such representation or warranty, then the Indemnified Person's rights to indemnification under this Section 11.2 for such claim shall survive any expiration of such representation or warranty; provided, however, that the parties hereby agree to use all reasonable efforts to settle all claims for breach of a representation or warranty prior to the Final Release Date.

                11.2.4 Indemnification Procedures. Mr. James Sacherman shall act as representative (the "Representative") of all Shareholders for purposes of the indemnification provisions of this Section 11.2, and is duly authorized to be such Representative and may bind the Shareholders. Promptly after the receipt by Acquiror of notice or discovery of any Damages giving rise to indemnification rights under this Agreement, Acquiror will give the Representative written notice of such Damages (a "Claim") in accordance with Section 11.2.6. Acquiror may assert a Claim at any time prior to the Final Release Date. Within ten days of delivery of such written notice, the Representative may, at the expense of the Shareholders, elect to contest any Claim and, in the case of any Claim in representing damages alleged to be payable to one or more third parties in any litigation, arbitration, tax audit, or other tax proceeding prosecute such Claim to conclusion or settlement satisfactory to the Representative using counsel reasonably acceptable to Acquiror.

                If the Representative makes the foregoing election with respect to Claims of third parties, Acquiror will have the right to participate at its own expense in all proceedings. If the Representative does not make such election with respect to Claims of third parties, Acquiror shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to Acquiror, and will notify the Representative of the progress of any such Claim, will permit the Representative at the sole cost of the Representative to participate in such prosecution or defense and will provide the Representative with reasonable access to all relevant information and documentation relating to the Claim and Acquiror's prosecution or defense thereof. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Acquiror (if the Representative defends the Claim) or the Representative (if Acquiror defends the Claim), with such consent not to be unreasonably withheld.

                In the event that any party to this Agreement elects to contest a Claim against any other party to this Agreement under this Section 11.2, such contest shall be conducted in accordance with Section 13.1 hereof.

                    (a) The Representative shall have the power to act for the

Shareholders with respect to all transactions contemplated by this Agreement, and in connection with any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Representative shall deem necessary or appropriate in connection with transactions contemplated by this Agreement, including without limitation, the power (i) to act for the Shareholders with regard to matters pertaining to the indemnification referred to in this Agreement, including the power to compromise any claim on behalf of the Shareholders and to transact matters of litigation; (ii) to do or refrain from doing any further act or deed on behalf of the Shareholders which the Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement, as fully and completely as each Shareholder could do if personally present; and (iii) to receive all notices and service of process on behalf of the Shareholders in connection with any claims or matters under this Agreement.

                    (b) The Representative or any successor Representative shall have the power to substitute any other Shareholder (with such Shareholder's consent) as a successor Representative hereunder. In the event that the Representative is unable to perform his or her duties hereunder and unable to substitute a successor Representative by reason of the death or incapacity of the Representative and no substitute Representative has previously been appointed, a substitute Representative shall be appointed by Shareholders that will be (or have been issued) a majority of the voting power of the Acquiror Ordinary Shares issuable under Section 2.1 of this Agreement.

                    (c) The Representative shall act for the Shareholders on all matters set forth in this Agreement in a manner the Representative believes to be in the best interests of the Shareholders and consistent with his obligations under this Agreement, but the Representative shall not be responsible to the Shareholders for any loss or damages the Shareholders may suffer by reason of the performance by the Representative of his duties under the Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement. The Shareholders agree, jointly and severally, to indemnify and hold harmless the Representative for any loss or damage arising from the performance of his duties as Representative hereunder, including, without limitation, the cost of any accounting firm or legal counsel retained by the Representative on behalf of the Shareholders, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

                    (d) All actions, decisions and instructions of the Representative taken, made or given pursuant to the authority granted to the Representative hereunder shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. Acquiror hereby acknowledges that the Representative may with respect to any particular action, decision or instruction, solicit the consent of the Shareholders before acting.

                    (e) The provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney coupled with an interest and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Shareholder.

                11.2.5 Subrogation. In the event that the Shareholders shall be obligated to indemnify any Indemnified Person pursuant to this Agreement, the Shareholders shall, upon payment of such indemnity in full, be subrogated to all rights of such Indemnified Person with respect to the claim to which such indemnification relates.

                11.2.6 Notice of Claim. Each notice of a Claim by Acquiror pursuant to Section 11.2 (the "Notice of Claim") will be in writing and will contain the following information to the extent it is reasonably available to
Acquiror:

                (a) Acquiror's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Acquiror or PAPI based on alleged facts, which if true, would constitute a breach of PAPI's representations and warranties); and

                (b) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Acquiror's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Acquiror) and copies of any formal demand or complaint.

                11.2.7 Resolution of Notice of Claim. Any Notice of Claim received by the Representative pursuant to Section 11.2.6 above will be resolved as follows:

                (a) Uncontested Claims. In the event that the Representative does not contest a Notice of Claim in writing to the Acquiror and does not pay the amount demanded within 30 calendar days after the Notice of Claim containing a statement of the claimed Damages is delivered pursuant to Section 11.2.6 above (or, if earlier, by the Final Release Date), such amount of claimed Damages specified in the Notice of Claim shall be added to the Estimated Claim Amount.

                (b) Contested Claims. In the event that the Representative gives written notice contesting all, or a portion of, a Notice of Claim to Acquiror (a "Contested Claim") within the 30-day period provided above (or, if earlier, by the Final Release Date), matters that are subject to third party claims brought against Acquiror or PAPI in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration, while other matters that are not otherwise resolved by the parties shall be resolved as provided in Section 13.1. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 11.2.7(a).

                11.3 Securities Act Matters. The Shareholders agree not to sell, transfer or otherwise dispose of any Acquiror Ordinary Shares unless such sale, transfer or disposition is made pursuant to an effective registration statement under the Securities Act or in a transaction that, in the opinion of counsel reasonably acceptable to Acquiror, is exempt from registration thereunder, and the Shareholders understand that the Acquiror Ordinary Shares issued in the Exchange will bear appropriate legends setting forth the restrictions on transfer contained in this Section 11.3 and in Section 11.4.

           11.4 Shareholders Representations and Covenants Relating to "Pooling of Interests" Accounting.

                11.4.1 Each Shareholder represents and agrees that such Shareholder has not in contemplation of the Exchange, engaged, and will not, until such time as results covering at least 30 days of combined operations of the Acquiror and PAPI have been published by Acquiror, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, establish any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of such Shareholder's ownership of or investment in, any of the following:

                (a) any Acquiror Ordinary Shares which such Shareholder may acquire in connection with the Exchange, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any option, right or other interest with respect to any Restricted Securities;

                (b) any capital stock of PAPI, PAMT or PAPT; or

                (c) any PAPI Shares, PAMT Shares, or PAPT Shares or other PAPI, PAMT or PAPT equity securities which such Shareholder purchases or otherwise acquires after the execution of this Agreement.

                11.4.2 As promptly as practicable following the Closing, Acquiror shall publish results covering at least 30 days of combined operations of the Acquiror and PAPI in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Acquiror shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Acquiror.

           11.5 Registration of Acquiror Ordinary Shares. Following the Closing, Acquiror shall take such action with respect to the registration for resale of the Acquiror Ordinary Shares and Hold-Back Shares received or to be received by the Shareholders pursuant to the Exchange. Such registration shall be made in accordance with the terms and conditions set forth in Exhibit 11.5.

           11.6 Agreement Not to Compete.

                11.6.1 For the three years after the Closing Date (the "Noncompetition Term"), each of the Shareholders identified in Exhibit 11.6 (the "Subject Shareholders") agree that they shall not, without the written consent of Acquiror, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Acquiror or its Subsidiaries

(other than as a holder of less than 5% of the outstanding capital stock of a publicly-traded company):

                (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in printed circuit board design or assembly, electronics contract manufacturing, injection molding, sheet metal stamping or design and manufacture of electronic enclosures or that is otherwise substantially similar to or competitive with any services or products created, distributed or under development by Acquiror or any of its Subsidiaries;

                (b) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, any person who is or was an employee of Acquiror, or any of its Subsidiaries, or induce or attempt to induce any such employee to terminate his employment with Acquiror or any of its Subsidiaries (as the case may be);

                (c) Induce or attempt to induce any person or entity to curtail or cancel any business or contracts that such person or entity had with Acquiror, or any of its Subsidiaries; or

                (d) Contact, solicit or call upon any customer or supplier of Acquiror, or any of its Subsidiaries, on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by Acquiror or any of its Subsidiaries.

                11.6.2 The agreements set forth in this Section 11.6 include within their scope all cities, counties, provinces and states of the United States of America, Singapore, Taiwan, the Netherlands and Thailand and other countries in which Acquiror or any of its Subsidiaries has engaged in manufacturing or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the Closing Date hereof or during the Noncompetition Term. The Subject Shareholders each acknowledge that the scope and period of restrictions and the geographical area to which the restriction imposed in this Section 11.6 shall apply are fair and reasonable and are reasonably required for the protection of Acquiror and that Section 11.6.1(a) accurately describes the business to which the restrictions are intended to apply.

                11.6.3 It is the desire and intent of the parties that the provisions of this Section 11.6 shall be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this
Section 11.6 shall be adjudicated to be invalid or unenforceable, this Section
11.6 shall be deemed amended to revise those provisions or portions to the minimum extent necessary to render them enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

                11.6.4 The Subject Shareholders each acknowledge that any breach of the covenants of Section 11.6 will result in immediate and irreparable injury to Acquiror and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Acquiror as may be appropriate in the event such a breach occurs or is threatened.

The foregoing remedies shall be in addition to all other legal remedies to which Acquiror may be entitled hereunder, including, without limitation, monetary damages.

                            12. HOLD-BACK ARRANGEMENT

        12.1 Reduction of Hold-Back Shares. Provided the procedures in Sections 11.2.4, 11.2.6 and 11.2.7 are followed, Acquiror may reduce the number of PAPI Hold-Back Shares and PAMT/PAPT Hold-Back Shares issuable to the Shareholders, on a pro rata basis among the Shareholders (based on the number of Acquiror Ordinary Shares delivered to each Shareholder at the Closing as a percentage of all of the Acquiror Ordinary Shares delivered to all of the Shareholders at the Closing), by a number equal to the quotient of (a) the Estimated Claim Amount divided by (b) the Closing Price (as defined in Section 2.5). In the event that the numbers of PAPI Hold-Back Shares and PAMT/PAPT Hold-Back Shares are reduced as a result of any Claim which the Representative shall, on the Final Release Date, be disputing pursuant to Section 11.2.7(b), then upon resolution of such dispute the Acquiror will issue to the Shareholders the number of PAPI Hold-Back Shares and PAMT/PAPT Hold-Back Shares, if any, that the Shareholders would have been entitled to receive had such dispute been resolved prior to the Final Release Date, but which were not issued to the Shareholders on the Final Release Date as a result of the preceding sentence.

        12.2 Allotment and Issuance of Shares. Acquiror will allot and issue the PAPI Final Release Shares and the PAMT/PAPT Final Release Shares (as defined in
Section 2.5) on the Final Release Date to the Shareholders. Acquiror will take such action as may be necessary to cause share certificates to be issued in the name of the Shareholders and deliver such share certificates to the Shareholders within three business days of the Final Release Date. Cash will be paid in lieu of fractions of Acquiror Ordinary Shares as provided in Section 2.2. Within five business days after written request from the Shareholders, Acquiror will submit a certified schedule of the cash amounts payable for fractional shares and will deliver such funds to the Shareholders.

                             13. GENERAL PROVISIONS

        13.1 Governing Law; Dispute Resolution. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("Dispute") shall be settled by arbitration in San Francisco, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                13.1.1 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                13.1.2 Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law as appropriate; provided, however, that such lawyers cannot work, or have worked within the last five (5) years, for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                13.1.3 Payment of Costs. Acquiror and the Shareholders will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. In the event that Acquiror is required to pay any costs, fees or expenses of the Shareholders pursuant to this section, Acquiror shall pay such amounts directly to the Shareholders' attorneys, accountants or other professionals, as appropriate, and shall not under any circumstances pay such amounts to the Shareholders or to persons related to the Shareholders.

                13.1.4 Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                13.1.5 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award. The arbitrator may not award punitive damages.

                13.1.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                13.1.7 Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

           13.2 Assignment; Binding upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided however that Acquiror shall have the right to assign its rights hereunder, including its right to receive PAPI Shares, to one or more direct or indirect Subsidiaries of Acquiror. Any purported assignment in violation of this Section shall be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           13.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

           13.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding against Acquiror and any other party reflected hereon as a signatory when one or more counterparts hereof, individually or taken together, bear the signatures of Acquiror and such party.

           13.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

           13.6 Amendment and Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. Any term or provision of this Agreement may be amended, either retroactively or prospectively, only by an agreement in writing signed by Acquiror, PAPI and the Shareholders.

           13.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

           13.8 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby; provided that except as described in the following sentence the Shareholders shall be responsible for the investment banking, legal and accounting fees and expenses incurred by PAPI, PAMT and PAPT. If the Exchange is consummated, Acquiror will pay at the Closing the reasonable accounting and attorneys' fees and expenses and other fees and expenses incurred by PAPI, PAMT and PAPT that are solely and directly related to the Exchange, not to exceed a total of $50,000. Acquiror shall pay such amounts directly to the applicable counsel and accountants and shall not under any circumstances pay such amounts to the Shareholders or to persons related to the Shareholders. If for any reason

Acquiror, PAPI, PAMT or PAPT pays any amounts in excess of the foregoing limits, Acquiror will be entitled to be reimbursed by the Shareholders for such payment and, if not so reimbursed, Acquiror will be entitled to treat the amount of payment as Damages recoverable under Section 11.2, without giving effect to the Basket. Except as otherwise provided herein, Acquiror will file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Shareholders will join in the execution of any such tax returns and other documentation.

           13.9 Attorneys' Fees. Should any arbitration or other suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court or other trier of fact (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

           13.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid, and will be deemed given upon delivery, if delivered personally, or ten days after deposit in the mails, if mailed, to the following addresses:

                (i)     If to Acquiror:

                        Flextronics International, Ltd.
                        2090 Fortune Drive
                        San Jose, CA  95131
                        Telecopy:  (408) 428-1300
                        Attention:  President, Systems Group

                        with a copy to:

                        Fenwick & West, LLP
                        Two Palo Alto Square, Suite 800
                        Palo Alto, CA  94306
                        Telecopy:  (415) 494-1417
                        Attention:  David Michaels

                (ii)    If to PAPI:

                        Palo Alto Products International (Pte) Ltd
                        c/o PADG
                        567 University Avenue
                        Palo Alto, CA  94301
                        Telecopy:  (650) 327-9446
                        Attention:  President

                        with a copy to:

                        McCutchen, Doyle, Brown & Enersen, LLP
                        3150 Porter Drive

                        Palo Alto, California 94304
                        Telecopy (650)849-4800
                        Attention:  Bartley C. Deamer

                (iii) If to any Shareholder, to the address set forth with respect to such Shareholder in Exhibit A hereto:


or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.10.

           13.11 Stamp Duty. Any stamp duty, transfer tax or similar tax payable in connection with the transfer of PAPI Shares, PAMT Shares or PAPT Shares by any Shareholder shall be payable by such Shareholder.

           13.12 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. The use of the expression "$" in Sections 2.1, 2.5, 3, 5.3, and 11 refers to U.S. dollars and should the need arise to express such amounts in other currencies the exchange rate used shall be the prevailing exchange rate as of the date of such conversion.

           13.13 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

           13.14 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

           13.15 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

           13.16 Public Announcement. Upon execution of this Agreement, Acquiror and PAPI will issue a press release approved by both parties announcing the Exchange. Thereafter, Acquiror may issue such press releases, and make such other disclosures regarding the Exchange, as it reasonably and in good faith determines are required under applicable securities laws or regulatory rules.

           13.17 Confidentiality. The Shareholders, PAPI and Acquiror each recognize that they have received and will receive confidential information concerning the other during the course of the Exchange negotiations and preparations. Accordingly, Acquiror, the Shareholders and PAPI each agrees (a) to use its respective all reasonable efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Exchange and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

           13.18 Entire Agreement. This Agreement and the exhibits, schedules and appendices hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, subject to provisions of law applicable to this Agreement and the transactions provided for herein, and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


                  [Rest of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLEXTRONICS INTERNATIONAL LTD.         PALO ALTO PRODUCTS INTERNATIONAL PTE LTD

By: /s/ Robert Dykes                   By: /s/ Jim Sacherman
    -------------------------------        ------------------------------------


Name: Robert Dykes                     Name:  Jim Sacherman
      -----------------------------           ---------------------------------
Title: President, Systems Group and    Title: President and CEO
       ----------------------------           ---------------------------------
       Chief Financial Officer
       ----------------------------


                                       SHAREHOLDERS:



                                       DELTA ELECTRONICS THAILAND


                                       By: /s/ James K.M. Ng
                                           ------------------------------------
                                       Name: James K.M. Ng
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------



                                       DET INTERNATIONAL HOLDING LTD.


                                       By: /s/ James K.M. Ng
                                           ------------------------------------
                                       Name: James K.M. Ng
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------



                                       TAKAOTEK CORP.

                                       By: /s/ Takotek Corp.
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       /s/ Hsin Yi Wang
                                       ----------------------------------------
                                       Hsin Yi Wang


                                       /s/ Chien-Chih Fang
                                       ----------------------------------------
                                       Chien-Chih Fang


                                       /s/ Meng-Chuan Huang
                                       ----------------------------------------
                                       Meng-Chuan Huang


                                       /s/ Shen-Lung Huang
                                       ----------------------------------------
                                       Shen-Lung Huang


                                       /s/ Victor Chung
                                       ----------------------------------------
                                       Victor Chung


                                       /s/ James Sacherman
                                       ----------------------------------------
                                       James Sacherman



                                       SACHERMAN FAMILY TRUST

                                       By: /s/ John W. Toor
                                           ------------------------------------
                                       Name: John W. Toor
                                             ----------------------------------
                                       Title: Trustee
                                              ---------------------------------


                                       /s/ John Toor
                                       ----------------------------------------
                                       John Toor



                                       TOOR FAMILY TRUST


                                       By: /s/ Jim Sacherman
                                           ------------------------------------
                                       Name: Jim Sacherman
                                             ----------------------------------
                                       Title: Trustee
                                              ---------------------------------

                                       /s/ Malcolm Smith
                                       ----------------------------------------
                                       Malcolm Smith

                                       SMITH FAMILY TRUST


                                       By: /s/ Shannon Smith
                                           ------------------------------------
                                       Name: Shannon Smith
                                             ----------------------------------
                                       Title: Trustee
                                              ---------------------------------

                                       ----------------------------------------
                                       Hamid Arjomand

                                       ----------------------------------------
                                       Peter Abrams

                                       ----------------------------------------
                                       Janette Canare

                                       ----------------------------------------
                                       Christina Balzer

                                       ----------------------------------------
                                       Richard Blanton

                                       /s/ Neil Chan
                                       ----------------------------------------
                                       Neil Chan

                                       /s/ Tsai-Jung Chan
                                       ----------------------------------------
                                       Tsai-Jung Chan

                                       /s/ Tsai-Hsun Chan
                                       ----------------------------------------
                                       Tsai-Hsun Chan

                                       /s/ Chiu-Hsia Chan Wu
                                       ----------------------------------------
                                       Chiu-Hsia Chan Wu

                                       /s/ Li Hua Chan
                                       ----------------------------------------
                                       Li Hua Chan

                                       /s/ Yin Ming Chan
                                       ----------------------------------------
                                       Yin Ming Chan

                                       /s/ Pan Tang Wang
                                       ----------------------------------------
                                       Pan Tang Wang

                                       /s/ Tzu Min Tong
                                       ----------------------------------------
                                       Tzu Min Tong

                                       /s/ Chao Chung Hsu
                                       ----------------------------------------
                                       Chao Chung Hsu

                                       /s/ Chin Chin Lin
                                       ----------------------------------------
                                       Chin Chin Lin

                                       /s/ Chang Lien Tseng
                                       ----------------------------------------
                                       Chang Lien Tseng

                                       /s/ Ming Tang Yu
                                       ----------------------------------------
                                       Ming Tang Yu

                                       /s/ Po Jen Huang
                                       ----------------------------------------
                                       Po Jen Huang

                                       /s/ Mei-Ling Tai
                                       ----------------------------------------
                                       Mei-Ling Tai

                                       /s/ Kuen Yi Wu
                                       ----------------------------------------
                                       Kuen Yi Wu

                                       /s/ Fu Hsiun Lien
                                       ----------------------------------------
                                       Fu Hsiun Lien

                                       /s/ Shih Liang Lin
                                       ----------------------------------------
                                       Shih Liang Lin



                                       WK TECHNOLOGY FUND

                                       By: /s/ David Liu
                                           ------------------------------------
                                       Name  David Liu
                                             ----------------------------------
                                       Title: Executive Vice President
                                              ---------------------------------


                                       WK TECHNOLOGY FUND II

                                       By: /s/ David Liu
                                           ------------------------------------
                                       Name  David Liu
                                             ----------------------------------
                                       Title: Executive Vice President
                                              ---------------------------------

                                       WK TECHNOLOGY FUND III



                                       By: /s/ David Liu
                                           ------------------------------------
                                       Name  David Liu

                                       Title: Executive Vice President
                                              ---------------------------------



                                       WK TECHNOLOGY FUND IV

                                       By: /s/ David Liu
                                           ------------------------------------
                                       Name  David Liu
                                             ----------------------------------
                                       Title: Executive Vice President
                                              ---------------------------------



                                       WK GLOBAL INVESTMENT LIMITED


                                       By: /s/ David Liu
                                           ------------------------------------
                                       Name  David Liu
                                             ----------------------------------
                                       Title:  Executive Vice President
                                               --------------------------------



                                       RICH FORTUNE INDUSTRIAL CO. LTD

                                       By: /s/ Rich Fortune Industrial Co. Ltd.
                                           ------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                     [SIGNATURE PAGE TO EXCHANGE AGREEMENT]

                               LIST OF ATTACHMENTS



Exhibit A                    Shareholder List

Exhibit 6.6                  Acquiror Affiliates Agreement

Exhibit 8.7                  Form of Opinion of Acquiror's Counsel

Exhibit 11.5                 Registration Rights Agreement

Exhibit 11.6                 Subject Shareholders

Disclosure Schedules

                                   EXHIBIT 6.6

                          ACQUIROR AFFILIATES AGREEMENT

TO:        Flextronics International Ltd.
           2090 Fortune Drive
           San Jose, California 95151



                         FLEXTRONICS INTERNATIONAL LTD.

                              AFFILIATES AGREEMENT

        This Affiliates Agreement (this "Agreement") is being delivered in connection with the Exchange Agreement dated as of January ___, 2000 (the "Exchange Agreement") among Flextronics International Ltd., a company organized under the laws of Singapore ("Flextronics"), Palo Alto Products International
(Pte) Ltd. ("PAPI"), and the Shareholders of PAPI. The Exchange Agreement provides that Acquiror will acquire all of the outstanding capital stock of PAPI in exchange for Flextronics Ordinary Shares (the "Exchange"). Unless otherwise defined herein, the capitalized terms in this Agreement have the meanings given to them in the Exchange Agreement.

        The undersigned understands that, since the Exchange is expected to be accounted for using the "pooling-of-interests" method of financial accounting and the undersigned may be an "affiliate" of Flextronics (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended), the Flextronics Securities (as defined below) which the undersigned owns may be disposed of only in conformity with the limitations described herein. The undersigned has been informed that the treatment of the Exchange as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by Flextronics and its counsel and accounting firm.

        1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERSIGNED. The undersigned represents, warrants and agrees with Flextronics as follows:

           (a) Authority; Affiliate Status. The undersigned has full power and authority to enter into, execute, deliver and perform the undersigned's obligations under this Agreement, to make the representations, warranties and covenants herein contained and to perform the undersigned's obligations hereunder. The undersigned further understands and agrees that the undersigned may be deemed to be an "affiliate" of Flextronics within the meaning of Rule 405.

           (b) Flextronics Securities Owned. Attachment 1 hereto sets forth all Flextronics Ordinary Shares and any other securities of Flextronics owned by the undersigned as of the Effective Time, including all securities of Flextronics as to which the undersigned has sole or shared voting or investment power, and all rights, options and warrants to acquire Flextronics.

           (c) Transfer Restrictions on Flextronics Securities. The undersigned will not sell, transfer or otherwise dispose of any of Flextronics Ordinary Shares, any other securities of Flextronics or rights, options and warrants to acquire Flextronics Ordinary Shares or other securities of Flextronics (hereinafter collectively referred to as the "Flextronics Securities") or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the undersigned's risk of ownership or investment in, any of such Flextronics
Securities: (i) in the 30-day period immediately preceding the Closing of the Exchange; or (ii) after the Closing of the Exchange until Flextronics shall have publicly released a report including the combined financial results of Flextronics and PAPI for a period of at least 30 days of post-Exchange combined operations of Flextronics and PAPI.

        2. STOP-TRANSFER INSTRUCTIONS. The undersigned also understands that stop-transfer instructions will be given to Flextronics' transfer agent with respect to certificates evidencing the Flextronics Securities. Such stop-transfer instructions will be promptly rescinded upon the publication of the financial report referred to in Section l(c)(ii) above.

        3. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding Flextronics Securities as collateral.

        4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.


Dated: ___________,                                    Very truly yours,

By:

Agreed to and accepted:

FLEXTRONICS INTERNATIONAL LTD.

By:

           Robert R.B. Dykes
           President, Systems Group

                                   EXHIBIT 8.7

                      FORM OF OPINION OF ACQUIROR'S COUNSEL

                                  EXHIBIT 11.5

                          REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of April 7, 2000 by and between Flextronics International Ltd., a Singapore company ("Flextronics") and each of the Shareholders party hereto (the "Holders").

                                    RECITALS

        A. This Agreement is entered into pursuant to that certain Exchange Agreement dated as of January 14, 2000 (the "Exchange Agreement") by and among Flextronics, Palo Alto Products International (Pte) Ltd. ("PAPI"), and the Holders.


        B. As an inducement for the Holder to enter into the Exchange Agreement, Flextronics desires to grant the registration rights to the Holder as contained herein.


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


        1. Definitions and References.

        Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Exchange Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

        "Affiliate" of the Holder shall mean a person who controls, is controlled by or is under common control with the Holder or, the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of the Holder.

        "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering of effectiveness of such Registration Statement or document by the United States Securities and Exchange Commission (the "SEC").

        "Registrable Stock" shall mean (a) the Flextronics Ordinary Shares issued to the Holder pursuant to the Exchange Agreement; and (b) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Flextronics Ordinary Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (y) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

        2. "SHELF" REGISTRATION. As soon as practicable following the Closing, but in no event later than the date forty-five (45) days following the Closing, Flextronics shall file with the SEC a "shelf" registration statement for the public resale by the Holder of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) under the 1933 Act (the "Registration Statement"). Flextronics shall use all reasonable efforts to cause the Registration

Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use all reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of (a) the date which is two (2) years after the Closing Date, (b) such date, at least one year after the Closing Date, on which the Registrable Stock represents less than one percent (1%) of the Flextronics' outstanding Ordinary Shares or (c) the date when all Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act (or any similar provision then in force) as determined by counsel to Flextronics pursuant to a written opinion letter to such effect, addressed and acceptable to Flextronics' transfer agent.

        3. OBLIGATIONS OF FLEXTRONICS. Flextronics shall:

           (a) use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof, and remain effective for the period set forth in Section 2 hereof;

           (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement;

           (c) furnish to the Holder such numbers of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the 1933 Act) and such other documents and information as they may reasonably request;

           (d) use all reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holder for the distribution of the Registrable Stock covered by the Registration Statement; provided, however, that Flextronics shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that Flextronics shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Holder submit any of his Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless the Holder agrees to do so;

           (e) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting Flextronics that has not yet been publicly disclosed, if Flextronics shall determine in good faith that it would be adversely affected by such disclosure, Flextronics may so notify the Holder (such notice being referred to herein as a "Deferral Notice"), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, at which time it shall so notify the Holder and shall prepare and furnish to the Holder any such supplement or amendment as may then be required. Following receipt of any supplement or amendment to any prospectus, the Holder shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised. Following receipt of a Deferral Notice, the Holder shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holder receives such notice, and any such amendment or supplement, from Flextronics. If Flextronics issues a Deferral Notice, Flextronics will extend the period of effectiveness of the Registration Statement for an amount of time equal to the length of the deferral period;

           (f) take such other actions as are reasonably required in order to facilitate the disposition of the Registrable Stock to be so included in the Registration Statement;

           (g) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

           (h) use all reasonable efforts to list the Registrable Stock covered by such Registration Statement with any securities exchange or over-the-counter market on which the Flextronics Ordinary Shares are then listed or traded.

        4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Flextronics to take any action pursuant to this Agreement that the Holder shall furnish to Flextronics such information regarding himself, the Registrable Stock held by him, and the intended method of disposition of such securities as Flextronics shall reasonably request and as shall be required in connection with the actions to be taken by Flextronics hereunder.

        5. EXPENSES. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for Flextronics, shall be paid by Flextronics. The Holder shall bear and pay the underwriting commissions and discounts and brokerage fees applicable to securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

        6. RULE 144 INFORMATION. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times Flextronics agrees to:

           (a) make and keep public information available, as provided in Rule 144(c)(1) under the 1933 Act;

           (b) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Flextronics under the 1933 Act and the Exchange Act; and

           (c) furnish to the Holder forthwith upon his or her request a written statement by Flextronics as to its compliance with the current public information requirements of Rule 144(c)(1), a copy of the most recent annual or quarterly report of Flextronics, and such other reports and documents so filed by Flextronics as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Registrable Stock without registration.

        7. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock who, after such transfer or assignment, holds at least 75,000 shares of Registrable Stock previously held by the Holder or (b) an Affiliate of the Holder or a member of the Holder's immediate family, or a trust for the benefit of any such family members; provided, however, that (i) the Holder shall give Flextronics written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Flextronics, to be bound as a Holder by the provisions of this Agreement; and
(iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act.

        8. INDEMNIFICATION. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

           (a) Flextronics shall indemnify and hold harmless the Holder, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls any such participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Holder and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Flextronics; provided, further, that Flextronics shall not be liable to the Holder, or any such participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, or any such participating person or controlling person; and provided, further, that Flextronics shall not be liable to the Holder or any such participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of an offer or sale by the Holder in violation of any of the Holder's obligations under Section 3(e). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, or any such participating person or controlling person, and shall survive the transfer of such securities by the Holder, and any termination of this Agreement.

           (b) The Holder shall indemnify and hold harmless Flextronics, each of its directors and officers, each person, if any, who controls Flextronics within the meaning of the 1933 Act, and each agent and any underwriter for Flextronics (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Flextronics or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder shall reimburse any legal or other expenses reasonably incurred by Flextronics or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; and provided, further, that the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by the Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Holder from the sale of Registrable Stock covered by such Registration Statement.

           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

           (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        9. GENERAL PROVISIONS.

           (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, transmitted by facsimile, delivered by nationally recognized overnight courier or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows. If to the Holder, the notice shall be delivered at the address set forth in the Exchange Agreement. If to Flextronics, the notice shall be delivered to Flextronics International Ltd., 2090 Fortune Drive, San Jose, California 95131, attention:
Chief Executive Officer, Facsimile No. (408) 428-0859. Any party hereto may by notice so given change its address or facsimile number for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

           (b) Entire Agreement; Independence of Obligations. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Exchange Agreement, the terms of this Agreement shall control.

           (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles.

           (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

           (e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

           (f) Successors And Assigns. Subject to the provisions of Section 7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

           (g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

           (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

           (i) Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

           (j) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Flextronics Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




FLEXTRONICS INTERNATIONAL LTD.



By:
       ------------------------
Name:
       ------------------------
Title:
       ------------------------


                                                   SHAREHOLDERS:

                                                   DELTA ELECTRONICS THAILAND


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   DET INTERNATIONAL HOLDING
                                                   LTD.


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   TAKAOTEK CORP.


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   -----------------------------
                                                   Hsin Yi Wang

                                                   -----------------------------
                                                   Chien-Chih Fang

                                                   -----------------------------
                                                   Meng-Chuan Huang

                                                   -----------------------------
                                                   Shen-Lung Huang

                                                   -----------------------------
                                                   Victor Chung

                                                   -----------------------------
                                                   James Sacherman


                                                   SACHERMAN FAMILY TRUST


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------


                                                   -----------------------------
                                                   John Toor


                                                   TOOR FAMILY TRUST


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------


                                                   -----------------------------
                                                   Malcolm Smith

                                                   SMITH FAMILY TRUST



                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   -----------------------------
                                                   Hamid Arjomand

                                                   -----------------------------
                                                   Peter Abrams

                                                   -----------------------------
                                                   Janette Canare

                                                   -----------------------------
                                                   Christina Balzer

                                                   -----------------------------
                                                   Richard Blanton

                                                   -----------------------------
                                                   Neil Chan

                                                   -----------------------------
                                                   Tsai-Jung Chan

                                                   -----------------------------
                                                   Tsai-Hsun Chan

                                                   -----------------------------
                                                   Chiu-Hsia Chan Wu

                                                   -----------------------------
                                                   Li Hua Chan

                                                   -----------------------------
                                                   Yin Ming Chan

                                                   -----------------------------
                                                   Pan Tang Wang

                                                   -----------------------------
                                                   Tzu Min Tong

                                                   -----------------------------
                                                   Chao Chung Hsu

                                                   -----------------------------
                                                   Chin Chin Lin

                                                   -----------------------------
                                                   Chang Lien Tseng

                                                   -----------------------------
                                                   Ming Tang Yu

                                                   -----------------------------
                                                   Po Jen Huang

                                                   -----------------------------
                                                   Mei-Ling Tai

                                                   -----------------------------
                                                   Kuen Yi Wu

                                                   -----------------------------
                                                   Fu Hsiun Lien

                                                   -----------------------------
                                                   Shih Liang Lin


                                                   WK TECHNOLOGY FUND


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   WK TECHNOLOGY FUND II


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   WK TECHNOLOGY FUND III


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------


                                                   WK TECHNOLOGY FUND IV


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   WK GLOBAL INVESTMENT LIMITED


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------

                                                   RICH FORTUNE INDUSTRIAL CO.
                                                   LTD


                                                   By:
                                                          ----------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                          ----------------------



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]